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                                                                   EXHIBIT 10.17



                          PLAN AND AGREEMENT OF MERGER


                                     AMONG

                              SUPERIOR CONSULTANT
                            HOLDINGS CORPORATION, A
                             DELAWARE CORPORATION,


                            CMSL ACQUISITION CORP.,
                            A DELAWARE CORPORATION,


                                 COMSUL, LTD.,
                           A CALIFORNIA CORPORATION,


                                      AND


                      CERTAIN SHAREHOLDERS OF COMSUL, LTD.




                           DATED AS OF JULY 28, 1997

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                          PLAN AND AGREEMENT OF MERGER

     THIS PLAN AND AGREEMENT OF MERGER (this "AGREEMENT") is made and entered into as of July 28, 1997, by and among Superior Consultant Holdings Corporation, a Delaware corporation ("SUPERIOR"), CMSL Acquisition Corp., a Delaware corporation and a new wholly-owned, direct subsidiary of Superior ("ACQUISITION"), COMSUL, LTD., a California corporation ("COMSUL" or, the "COMPANY"), and those shareholders of the Company identified on the signature page hereto (individually, a "PRINCIPAL SHAREHOLDER" and collectively, the "PRINCIPAL SHAREHOLDERS"). Superior, Acquisition, the Company and the Principal Shareholders are sometimes referred to herein individually as a "PARTY" and collectively as the "PARTIES."


                                    RECITALS

     A. The respective boards of directors of Superior, Acquisition and the Company have approved the transactions contemplated hereby and have determined that it is advisable and in their respective best interests to consummate the merger described in Article 2 (the "MERGER").

     B. As a result of the Merger, Acquisition will be merged with and into the Company, all of the outstanding capital stock of the Company will be converted into the right to receive Superior Common (as defined herein), and the Company will be the surviving corporation, all on the terms and subject to the conditions set forth in this Agreement.

     C. For Federal income tax purposes, the Parties intend that the Merger shall qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code (as defined herein) and any comparable provision of applicable foreign, state or local law.


                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing Recitals, and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties hereby agree as follows:


                                 1. DEFINITIONS

     "ACTUAL KNOWLEDGE", when used herein, means in the case of an individual, such individual's actual knowledge without investigation, and in the case of the Company, the Actual Knowledge of its executive officers and vice presidents.

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     "AFFILIATE" means, with respect to any particular Person, any Person controlling, controlled by or under common control with such Person, whether by ownership or control of voting securities, by contract or otherwise.

     "AFFILIATED GROUP" means any affiliated group within the meaning of
Section 1504 of the Code.

     "ADVERSE CONSEQUENCES" means all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, costs of defense, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, Taxes, Security Interests, losses, expenses, and fees, including all attorneys' fees and court costs.

     "AVERAGE STOCK PRICE" means $31.44.

     "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "CGCL" means the California General Corporation Law.

     "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMISSION" means the Securities and Exchange Commission or any successor agency.

     "COMPANY COMMON" means the Company's Common Stock, par value $0.05 per share.

     "COMPANY OPTION" means an option to purchase Company Common.

     "COMPANY SHARES DEEMED OUTSTANDING" means the sum of (i) the number of shares of Company Common actually issued and outstanding as of the Effective Time, plus (ii) the total shares of Company Common obtainable upon exercise of all Company Options outstanding as of the Effective Time (whether or not then vested or exercisable).

     "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of a Party other than any such information that (i) is generally available to or known by the public immediately prior to the time of disclosure (except through the actions or inactions of the Person to whom disclosure has been made) or (ii) has been acquired or developed independent from such Party.

     "DELAWARE GCL" means the General Corporation Law of the State of Delaware.




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     "DETERMINATION DATE" means June 20, 1997, being the second trading day prior to the first public announcement of the parties intent to complete the transactions contemplated hereby.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" means any corporation or other business entity that is included in a controlled group of corporations within which the Company is also included, as provided in Section 414(b) of the Code; or which is a trade or business under common control with the Company, as provided in Section 414(c) of the Code; or which constitutes a member of an affiliated service group within which the Company is also included, as provided in Section 414(m) of the Code; or which is required to be aggregated with the Company pursuant to
Section 414(o) of the Code.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXISTING COMPANY DOCUMENTS" means, collectively, the Employment Agreements between the Company and each of the Principal Stockholders, and the Corporate Buy-Sell Agreement, dated as of March 31, 1988, among the Company and each of the Principal Stockholders.

     "FINAL STOCK PRICE" shall mean the last sale price per share of Superior Common as reported by the Nasdaq National Market on the date of the Closing.

     "GAAP" means generally accepted accounting principles as in effect on the date hereof applied consistently.

     "INDEBTEDNESS" of any Person means all obligations of such Person which in accordance with GAAP should be classified upon a balance sheet of such Person as liabilities of such entity, and in any event, regardless of how classified in accordance with GAAP, shall include (i) all obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any Security Interest upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of the property, and (iv) that portion of capitalized lease obligations properly classified as a liability on a balance sheet in accordance with GAAP.

     "KNOWLEDGE" means, in the case of any individual, knowledge that a reasonable person under similar circumstances would have after reasonable investigation, and in the case of a corporation, the knowledge (under the same standard as described immediately above) of the executive officers of the corporation and, in the case of the Company, its executive officers and vice presidents.




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     "LIABILITY" means any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), obligation or Indebtedness, including, any liability for Taxes.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect or impact upon the assets, financial condition, results of operations or business of the Company or on the ability of the Parties to consummate the transactions contemplated hereby.

     "ORDINARY COURSE OF BUSINESS" means the ordinary course of business of the Company, Superior, Acquisition or the Surviving Corporation, consistent with past custom and practice of the Company, Superior, Acquisition or the Surviving Corporation, respectively, as the context herein may require (including with respect to quantity and frequency).

     "PERSON" means any individual, trust, corporation, partnership, limited partnership, limited liability company or other business association or entity, court, governmental body or governmental agency.

     "PLANS" means: (i) all employee benefit plans as defined in Section 3(3) of ERISA; and (ii) all other severance pay, deferred compensation, excess or supplemental benefit, vacation, stock, stock option, and incentive plans, programs, funds, or arrangements of any kind; whether written or oral, qualified or nonqualified, funded or unfunded, and including any that have been frozen or terminated, which pertain to any employee, former employee, director, officer, shareholder, consultant, or independent contractor of the Company or any ERISA Affiliate of the Company and (a) to which the Company or any ERISA Affiliate of the Company is or has been a party or by which any of them is or has been bound or (b) with respect to which the Company or any ERISA Affiliate of the Company has made any payments or contributions since December 31, 1990 (including any such plan or arrangement formerly maintained by the Company or any ERISA Affiliate of the Company).

     "PRO RATA PERCENTAGE" means, with respect to each Principal Shareholder, the percentage equivalent of a fraction, the numerator of which shall be the number of shares of Superior Common issued to such Principal Shareholder in the Merger, and the denominator of which shall be all shares of Superior Common issued to the Principal Shareholders in the Merger.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITY INTEREST" means any mortgage, pledge, security interest, charge, lien or other encumbrance or right of any third party, other than the following: (i) liens for Taxes and assessments or governmental charges or liens securing claims or demands of mechanics and materialmen that, in each case, are not yet due and payable or that are being contested in good faith (provided that, with respect to such liens, claims or demands that are being contested, adequate reserves therefor have been established on the Latest Balance Sheet); and (ii) liens



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incidental to the conduct of business or the ownership of assets in the
Ordinary Course of Business (e.g., statutory, landlords' liens) and deposits, pledges or liens to secure the performance of statutory obligations or made under worker compensation laws, unemployment insurance laws or similar legislation or to secure the payment of contested Taxes, incurred, in each case, in the Ordinary Course of Business and not in connection with the borrowing of money.

     "SUBSIDIARY" means any corporation, limited liability company, limited partnership, partnership, trust or other entity with respect to which another person has the power, directly or indirectly through one or more intermediaries, to vote or direct the voting of sufficient securities or interests to elect a majority of the directors or management committee or similar governing body.

     "TAX" or "TAXES" means any Federal, state, local, or foreign income, gross receipts, licenses, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "SUPERIOR COMMON" means the Common Stock, par value $0.01 per share, of Superior.

     "VALUATION PER COMPANY SHARE" shall equal the dollar amount per share resulting when the sum of (a) $8,370,124.58 is divided by the aggregate number of Company Shares Deemed Outstanding and rounded to the nearest $.01.

                          INDEX TO OTHER DEFINED TERMS
                          ----------------------------

     Term                                          Section Reference
     ----                                          -----------------
     Acquiring Parties                             5.5(b)
     Acquisition                                   Introduction
     Agreement                                     Introduction
     Agreement of Merger                           2.1
     California Department                         2.2
     Certificates                                  2.9
     Company                                       Introduction
     COMSUL                                        Introduction
     COMSUL One Year Representations               5.5(a)




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     COMSUL Indemnifiable Losses                   5.5(d)
     COMSUL Disclosure Schedule                    3.1
     Certificate of Merger                         2.2
     Closing                                       2.3
     Deductible                                    5.5(c)(i)
     Delaware Department                           2.2
     Effective Time                                2.2
     Employment Agreements                         4.1(f)
     Enterprise                                    4.1(f)
     Exchange Agent                                2.9
     Exchange Ratio                                2.7(a)
     Financial Statements                          3.2(f)(i)
     Indemnified Party                             5.5(f)
     Indemnifying Party                            5.5(f)
     Latest Balance Sheet                          3.2(f)(i)
     Latest Balance Sheet Date                     3.2(h)
     Lock-up Period                                5.2(e)
     Material Fixed Rate Engagement                3.2(l)(i)
     Merger                                        Recitals
     Merger Agreement                              3.1(e)
     Most Recent Fiscal Year End                   3.2(f)(i)
     Option Holders                                3.2(d)
     Party                                         Introduction
     Pending Claims                                5.5(g)
     Pre-collected Revenue                         3.2(l)(i)
     Principal Shareholder(s)                      Introduction
     Proprietary Rights                            3.2(k)
     Prospective Client                            5.4(b)
     Pension Plan                                  3.2(q)
     Property Leases                               3.2(j)(ii)
     Registration Agreement                        4.1(l)
     Released Parties                              5.3
     Releasing Parties                             5.3
     Restricted Period                             5.4(b)
     Related Agreement                             3.1(b)
     Shareholder Individual Representations        5.5(b)
     Substituted Option                            Introduction
     Superior                                      Introduction
     Superior Option                               5.1
     Survival Period                               5.5(a)
     Surviving Corporation                         2.4(a)
     Superior SEC Reports                          3.3(f)
     Superior Preferred Stock                      3.3(g)(i)
     Superior Adverse Effect                       3.3(c)
     Superior Indemnifiable Losses                 5.5(b)




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


     Superior Financial Statement                            3.3(f)
     Superior Representations                                5.5(a)
     Third Party Claims                                      5.5(f)(i)
     Unpaid Claims                                           5.5(g)
     Value                                                   5.5(g)
     Welfare Plans                                           3.2(q)(iii)


                                2. - THE MERGER

    2.1. In connection with the Merger, the respective boards of directors and shareholders of Acquisition and the Company have, approved this Agreement as the Plan of Reorganization within the meaning of Sections 354, 361 and 368(a) of the Code, as an "AGREEMENT OF MERGER" with the meaning of Section 1101 of the CGCL and as a "merger" within the meaning of Section 252 of the Delaware GCL.

    2.2. Certificate of Merger. Subject to the provisions of this Agreement, an executed copy of this Agreement, certified by a president or any vice president and the secretary or assistant secretary of each of Acquisition and the Company in accordance with Section 1103 of the CGCL, and a certificate of merger prepared in accordance with Section 252 of the Delaware GCL (collectively, the "CERTIFICATES OF MERGER"), shall be duly prepared, executed and acknowledged by the Company, Acquisition and such other parties as may be appropriate, and thereafter the applicable Certificate of Merger shall be delivered to the Secretary of State of the State of California (the "CALIFORNIA DEPARTMENT"), as provided in Section 1103 of the CGCL, and the Secretary of State of the State of Delaware (the "DELAWARE DEPARTMENT"), in each case for filing as soon as practicable on or after the date on which the Closing occurs. The Merger shall become effective on the date and at the time of the acceptance of the respective Certificates of Merger by the California Department and Delaware Department or at such time thereafter as is provided in the Certificate of Merger (the "EFFECTIVE TIME").

    2.3. Closing. The closing of the Merger (the "CLOSING") will take place commencing at 10:00 a.m. on July 28, 1997, or as soon as practicable after the closing conditions set forth in Article 5 have been met or waived as provided in Article 5, at the offices of Sachnoff & Weaver, Ltd., 30 South Wacker Drive, Chicago, Illinois, unless another time, date or place is agreed to by the Parties.

    2.4. Effects of the Merger.

     (a) At the Effective Time, the separate corporate existence of Acquisition shall cease and Acquisition shall be merged with and into the Company and the Company., as the surviving corporation in the Merger (the "SURVIVING CORPORATION"), under the name "Comsul, Ltd." shall continue its corporate existence under the laws of the State of California.





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

     (b) At and after the Effective Time, the Merger will have the effects set forth in the applicable provisions of Articles 11 and 12 of the CGCL, and Sections 258 through 260 of the Delaware GCL.

    2.5. Articles of Incorporation and Bylaws. The Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall remain the Articles of Incorporation of the Surviving Corporation immediately after the Effective Time and shall thereafter continue to be its Articles of Incorporation until amended as provided therein and under the CGCL. The ByLaws of Acquisition, as in effect immediately prior to the Effective Time, shall become the ByLaws of the Surviving Corporation immediately after the Effective Time and shall thereafter continue to be its ByLaws until amended as provided therein and under the CGCL.

    2.6. Directors and Officers. The directors of Acquisition holding office immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time. The officers of Acquisition holding office immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time.

    2.7. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holders of any of the following securities, the following securities will be converted in the manner set forth below:

     (a) (i) Each share of Company Common which is issued and outstanding immediately prior to the Effective Time (other than treasury shares and any shares held by a shareholder who has notified the Company of such shareholder's intent to exercise his or her right to dissent) shall be canceled and extinguished and converted into and become a right to receive 0.15 shares of Superior Common (which number (the "EXCHANGE RATIO") was determined by dividing the Valuation Per Company Share by the Average Stock Price and rounding to the nearest $0.01); provided, that if as the result of the conversion of the shares of Company Common held by any shareholder of the Company upon consummation of the Merger, a fractional interest in a share of Superior Common would be deliverable under this Section 2.7(a), in lieu of a fractional share being delivered therefor, such fractional interest shall automatically be converted into the right to receive an amount in cash (without interest) equal to the product of the last sale price of Superior Common as reported by the Nasdaq National Market on the Determination Date, multiplied by the amount of such fractional interest. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share.

     (b) Each share of Common Stock, par value $.01 per share, of Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.





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     (c) Each Company Option identified on Schedule 5.1 attached hereto shall be converted into a Superior Option in accordance with the provisions of
Section 5.1(a) of this Agreement.

    2.8. Closing of Company Transfer Books. Immediately prior to the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Stock shall thereafter be made or recognized. After the Effective Time valid Certificates previously representing shares of Company Common which are surrendered for exchange in accordance with this Agreement shall be exchanged as provided in Sections 2.7(b) and 2.9.

    2.9. Exchange of Certificates. Prior to the Effective Time, Superior shall designate Harris Trust and Savings Bank to act as exchange agent in the Merger (the "EXCHANGE AGENT"). As soon as practical after the Effective Time, the Exchange Agent shall mail to each record holder of certificates that immediately prior to the Effective Time represented shares of Company Common ("CERTIFICATES") the following: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as Superior shall reasonably specify), (ii) instructions for use in effecting the surrender of the Certificates in exchange for the shares of Superior Common as specified in this Agreement, and (iii) the notice of approval of the Merger and accompanying statutory materials, information and instruction as required by Section 1301(a) of the CGCL. Upon surrender of a Certificate for cancellation to the Exchange Agent (either at or after the Closing, as applicable) together with such letter of transmittal duly executed and such other documents as the Exchange Agent may reasonably require, the Exchange Agent shall issue or pay, as applicable, to such holder (a) a certificate or certificates representing the shares of Superior Common to be issued to such holder with respect to the Company Common formerly represented by such Certificate pursuant to Section 2.7(a), to be delivered to or at the direction of such holder and, (b) in the case of payment for any fractional interest in Superior Common, a check payable to the holder with respect to the Company Common formerly represented by such Certificate. Surrendered Certificates shall forthwith be canceled. Superior shall not be obligated to deliver the consideration to which any former holder of Company Common is entitled as a result of the Merger until such holder surrenders such holder's Certificate or Certificates representing shares of Company Common for exchange as provided in this Section 2.9; provided, however, that procedures allowing for payment against receipt of customary and appropriate certifications and reasonable indemnities, shall be provided with respect to lost or destroyed Certificates. If any Certificate to be issued in the name of, or directed to an account in the name of, a Person other than the Person in whose name the Certificates are registered, it shall be a condition of the exchange that the Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such exchange shall pay to Superior any transfer or other Taxes required by reason of the issuance of such Certificate and delivery of the Merger consideration to and in the name of a Person other than the registered owner of the Certificates surrendered, or shall establish to the satisfaction of Superior that such Tax has been paid or is not applicable. Until so surrendered and exchanged, each such Certificate shall represent solely the right to receive the shares of Superior Common to be issued pursuant to Section 2.7(a) in



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exchange for the shares of Company Common represented by such surrendered
Certificate and the right to receive any fractional share payment to be paid pursuant to Section 2.7(a), without interest, and Superior shall not be required to instruct or permit the Exchange Agent to issue to such holder the stock to which such holder otherwise would be entitled; provided, that reasonable procedures allowing for payment against receipt of customary and appropriate certifications and indemnities shall be provided with respect to lost or destroyed Certificates.

    2.10. Rights of the Company Shareholders. From and after the Effective Time, the holders of shares of the Company Common issued and outstanding at the Effective Time shall have no rights with respect to such shares other than to surrender the Certificate or Certificates representing such shares pursuant to
Section 2.9.

    2.11. Taking of Necessary Action; Further Action. Superior and Acquisition on the one hand, and the Company and the Principal Shareholders, on the other hand, shall use reasonable efforts to take all such action (including action to cause the satisfaction of the conditions to the Merger) as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to vest the Surviving Corporation with full possession of all the rights, privileges, immunities and franchises of the Company and Acquisition, the officers of the Surviving Corporation are fully authorized in the name of either the Company or Acquisition or otherwise to take, and shall take, all such action.


                      3. - REPRESENTATIONS AND WARRANTIES

    3.1. Representations and Warranties of the Principal Shareholders. As a material inducement to Superior and Acquisition to enter into this Agreement and consummate the transactions contemplated hereby, each Principal Shareholder hereby severally represents and warrants to Superior and Acquisition that all of the statements contained in this Section 3.1 are correct and complete with respect to such Principal Shareholder as of the date of this Agreement, except as set forth in the schedule attached to this Agreement setting forth exceptions to the representations and warranties set forth herein (the "COMSUL DISCLOSURE SCHEDULE"):

     (a) Such Principal Shareholder has valid title to the shares of Company Common which are to be exchanged by such Principal Shareholder pursuant to this Agreement, free and clear of any and all Security Interests, option or rights of any nature. Section 3.2(d) of the COMSUL Disclosure Schedule sets forth a true and correct description of all shares of Company Common owned by such Principal Shareholder.

     (b) Such Principal Shareholder has the full right, power and authority to execute and deliver this Agreement and all other agreements entered into in connection herewith by such Principal Shareholder, if any ("RELATED AGREEMENTS"), to perform such Principal Shareholder's obligations hereunder and thereunder, and to vote such Principal Shareholder's shares of Company Common in favor of the Merger. This Agreement and the Related



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

Agreements to which such Principal Shareholder is a party constitute the valid and legally binding obligations of such Principal Shareholder enforceable against such Principal Shareholder in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors generally and by general equitable principals.

     (c) Such Principal Shareholder is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by such Principal Shareholder, such Principal Shareholder's approval of the Merger or the conversion of such Principal Shareholder's shares of Company Common pursuant to the Merger.

     (d) All existing agreements between such Principal Shareholder and the Company have been (or on or prior to the Effective Time will be) terminated and such Principal Shareholder is not a party to, subject to or bound by any agreement, commitment or understanding whatsoever between such Principal Shareholder and the Company, except such as will be terminated on or prior to the Effective Time;

     (e) Such Principal Shareholder understands that: (i) the Superior Common to be issued pursuant to the Merger has not been, and as of the Effective Time will not be, registered under the Securities Act or under any state securities laws; (ii) the Superior Common is being offered and issued in reliance upon federal and state exemptions for transactions not involving any public offering; (iii) a "stop transfer" order will be placed against the certificates representing shares of Superior Common issued pursuant to the Merger; and (iv) such certificates will (until such time as (A) the registration statement initially required to be filed pursuant to the Registration Agreement has been declared effective by the Commission (to the extent the Registration Statement covers such shares), (B) such Superior Common is otherwise registered for resale under the Securities Act or, an exemption is available under Rule 144 promulgated under the Securities Act under which all of the shares covered by such certificate could be sold in a single transaction without registration, or
(C) if later, until the expiration of the Lock-Up Period (as defined in Section 5.2(e)), in addition to any legends required pursuant to the Registration Agreement (as defined below), bear on their face the following legend:

           "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws. No transfer or sale of these shares or any interest therein may be made without such registration and qualification unless the issuer has received an opinion of counsel satisfactory to it that a proposed transfer or sale does not require registration or qualification under applicable law.

           The shares evidenced by this certificate were issued pursuant to an Agreement and Plan of Merger, dated as of July 28, 1997, among the issuer, COMSUL, LTD., CMSL
           Acquisition Corp. and the

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

           original holder of the such shares and certain other parties (the "MERGER AGREEMENT"). A copy of the Merger Agreement is on file at the offices of the issuer. The Merger Agreement provides for, among other things, certain restrictions upon transfer of the shares evidenced by this certificate. By accepting such shares, the holder agrees to be bound by all such transfer restrictions in the Merger Agreement."

     (f) Such Principal Shareholder further represents that: (i) such Principal Shareholder is acquiring the Superior Common to be acquired by such Principal Shareholder pursuant to the Merger solely for such Principal Shareholder's own account for investment purposes and not with a view to the distribution thereof within the meaning of the Securities Act; (ii) such Principal Shareholder is a sophisticated investor with knowledge and experience in business and financial matters; (iii) such Principal Shareholder has had access to all Superior SEC Reports (as hereinafter defined) filed by Superior during the current year and the year preceding the current year, and has had the opportunity to obtain additional information and ask questions and receive answers as desired in order to evaluate the merits and risks inherent in holding the Superior Common; (iv) such Principal Shareholder has not been offered the Superior Common by any form of general advertising or general solicitation; and (v) such Principal Shareholder is able to bear the economic risk and lack of liquidity inherent in holding the Superior Common. Such Principal Shareholder further represents that he has no present plan or intention to sell, exchange or otherwise dispose of a number of shares of Superior Common to be received in the Merger that would reduce the Principal Shareholders' collective ownership of Superior Common to a number of shares having a value, as of the Effective Time, of less than fifty percent (50%) of the value of all of the shares of Company Common outstanding as of the Effective Time. In addition, each Principal Shareholder, represents that he has no intention or binding commitment to sell any shares of the Superior Common to be received in the Merger prior to the Lock-Up Period.

    3.2. Representations and Warranties Concerning the Company. As a material inducement to Superior and Acquisition to enter into this Agreement and consummate the transactions contemplated hereby, the Company and the Principal Shareholders hereby jointly and severally represent and warrant to Superior and Acquisition that all of the statements contained in this Section 3.2 are correct and complete as of the date of this Agreement, except as set forth in the COMSUL Disclosure Schedule. The COMSUL Disclosure Schedule will be arranged in sections corresponding to the numbered and lettered sections contained in this Section 3.2.

     (a) Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has all requisite corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. True and correct copies of the Company's Articles of Incorporation and By-Laws, in each case as amended to date, have been delivered to Superior. The Company is qualified to conduct business and is in good standing under the laws of each jurisdiction wherein the nature of its business or its ownership of property requires it to be so qualified, except where the failure to be so qualified, would not individually or in the aggregate, have a Material Adverse Effect. Section 3.2(a) of the COMSUL Disclosure Schedule lists all jurisdictions in which the Company is qualified to do business.

     (b) Authorization of Transaction. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the prior sentence, the Board of Directors and the shareholders of the Company have duly authorized the execution, delivery and performance of this Agreement and the consummation of the Merger by the Company (and all applicable notice requirements of Section 603 of the CGCL with respect to such approval have been satisfied). This Agreement constitutes the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors generally and by general equitable principals..

     (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will
(i) to the Knowledge of the Company and each of the Principal Shareholders (based on discussions with counsel to the Company), violate or conflict in any way with any applicable statute, regulation, law, rule or common law doctrine,
(ii) violate or conflict in any way with any judgment, order, decree, stipulation, injunction, charge or other restriction of any governmental body, governmental agency or court to which the Company is subject or any provision of the Articles of Incorporation or By-Laws of the Company, or (iii) conflict with, result in a breach of, constitute a default under (with or without notice or lapse of time, or both), result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, or result in the creation of any Security Interest upon any of the Company's assets pursuant to the terms of, any contract, agreement, lease, sublease, license, sublicense, franchise, permit, indenture, agreement for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Company is a party or by which it is bound or to which any of its assets are subject. Except as disclosed in Section 3.2(c) of the COMSUL Disclosure Schedule or as otherwise have been obtained prior to the date hereof, the Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or court, or any other Person in order for the parties to consummate the Merger and the transactions contemplated by this Agreement and in order that the Merger and such transactions not constitute a breach or violation of, or result in a right of termination or acceleration or any encumbrance on any of the Company's assets pursuant to the provisions of, any agreement, arrangement or understanding or any license, franchise or permit, except for the filing of the applicable Certificates of Merger with the California Department and Delaware Department.

     (d) Capitalization. The authorized capital stock of the Company consists of (A) 4,000,000 shares of Company Common, of which 1,731,463 shares are issued and outstanding on the date hereof and 65,702 shares are reserved for issuance under options currently outstanding. Set forth on Section 3.2(d) of the COMSUL Disclosure Schedule is
(i) the names and address (and with respect to the Principal Shareholders, social security number) of each owner of record of issued and outstanding shares of Company Common, (ii) the number of shares of Company Common owned of record by each such shareholder and the certificate numbers of the stock certificates representing such shares, (iii) the name, current address and social security number of each of the holders of outstanding options to acquire shares of Company Common (collectively, the "OPTION HOLDERS"), (iv) with respect to each Option Holder, the number of Company Options held by such holder, the number of shares of Company Common subject to each such Company Option and the exercise price, vesting schedule, if applicable, and expiration date for each such Company Option, and (v) a list of all of the current directors and officers of the Company. The Company has never authorized, offered, sold or issued capital stock other than the Company Common. To the Knowledge of each of the Company and the Principal Shareholders (with respect to all shares other than those held by the Principal Shareholders, with respect to which this representation is absolute and made without regard to when such shares were issued), all offerings, sales and issuances by the Company of any Company Common within the past five years have been conducted in compliance with and in accordance with or in reliance upon exemptions from the registration and qualification requirements all applicable federal and state securities laws and all applicable state corporation laws. All of the issued and outstanding shares of Company Common have been duly authorized and validly issued and are fully paid, and nonassessable, and not subject to any preemptive rights. Except for the Company Options described on Section 3.2(d) of the COMSUL Disclosure Schedule there are no currently outstanding or authorized options, warrants, contracts, rights of first refusal or first offer, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition, or acquisition of any of its capital stock or securities convertible or exchangeable for its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to the Company and, except as provided in the Existing Company Documents, there are no contractual or statutory preemptive rights or similar restrictions with respect to the issuance or transfer of any shares of Company Common. To the knowledge each of the Company and the Principal Shareholders, except as provided in the Existing Company Documents, there are no voting trusts, proxies, or any other agreements, restrictions or understandings with respect to the voting of any of the capital stock of the Company, except for those agreements expressly contemplated hereby.

     (e) No Subsidiaries. The Company does not own or control any direct or indirect equity interest or participation in any corporation, partnership, limited liability company, trust, or other business association or Subsidiary.

     (f) Financial Statements; Books and Records.

           (i) The Company has provided Superior with the following financial statements, copies of which are set forth on Section 3.2(f) of the COMSUL Disclosure Schedule (collectively the "FINANCIAL STATEMENTS"): (A) unaudited balance sheet and related statements of income, changes in stockholders' equity and cash flows for the

      Company) as of and for each of the fiscal years ended December 31, 1994, 1995 and 1996 (the "MOST RECENT FISCAL YEAR END"), and (B) the unaudited balance sheet as of June 30, 1997 (the "LATEST BALANCE SHEET") and related statement of income for the six months then ended. Except as set forth in Section 3.2(f) of the COMSUL Disclosure Schedule, the Financial Statements have been prepared in accordance with GAAP and fairly present the financial condition and results of operations of the Company as of the times and for the periods referred to therein, subject in the case of the Latest Balance Sheet and related statements of income for the six months then ended to normal year-end adjustments and the absence of certain footnote information.

           (ii) As of the date hereof, the tangible net worth of the Company (determined in accordance with GAAP) is not less than the tangible net worth of the Company set forth on the Latest Balance Sheet. The income projections attached hereto as Schedule 3.3(f) for the business conducted and to be conducted by the Company for the year ending December 31, 1997, contain adequate accruals, for all compensation payable for the remainder of 1997 to Persons who are employees of the Company as of the Efffective Time ("EXISTING EMPLOYEES") and up to twenty six (26) new employees that may be hired for the conduct of the business of the Company after the Effective Time, based on the Company's existing compensation plans, programs, agreements and arrangements and the reasonable expectations of the Company's Existing Employees consistent with total compensation paid by the Company for the fiscal year ended December 31, 1996.

           (iii) Since January 1, 1994, the Company's books and records are and have been properly prepared and maintained to fairly and accurately reflect in all material respects all of the assets and Liabilities of the Company and all contracts and transactions to which the Company is or was a party or by which the Company or any of its business or assets is or was affected. The corporate minute books of the Company, copies of which have been made available to Superior, correctly reflect the minutes of all meetings and actions by written consent of the directors (including committees thereof) and the shareholders of the Company since October 1, 1995. Except as disclosed in Section 3.2(f)(iii) of the COMSUL Disclosure Schedule, the stock transfer books and stock ledger of the Company are complete and correctly reflect all issuances and transfers of the capital stock of the Company.

     (g) Recent Events. Since the Most Recent Fiscal Year End, the Company has not experienced or suffered any Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth on the Latest Balance Sheet or in Section 3.2(g) of the COMSUL Disclosure Schedule, since the date of the Latest Balance Sheet, the Company has not done or committed to do any of the following:

           (i) sold, leased, transferred or assigned any of its assets, tangible or intangible, other than in the Ordinary Course of Business;

           (ii) accelerated, terminated, modified, canceled or committed any breach of any contract, lease, sublease, license, or sublicense (or series of related contracts, leases, subleases, licenses, and sublicenses) either involving more than $25,000 or outside of the Ordinary Course of Business;

           (iii) canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $25,000 or outside of the Ordinary Course of Business;

           (iv) experienced any damage, destruction, or loss to its property in excess of $10,000 (whether or not covered by insurance);

           (v) created or suffered to exist any Security Interest upon any of its assets, tangible or intangible, outside the Ordinary Course of Business in the aggregate in excess of $5,000;

           (vi) issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion or exercise) any of its capital stock, or any securities convertible or exchangeable into any of its capital stock;

           (vii) declared, set aside, or paid any dividend or distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock, other than the spin-off of the Company's interest in WorkSmart, L.L.C. and Sweet Deal 1, Inc.;

           (viii) entered into any transaction, arrangement or contract with, or distributed or transferred any property or other assets to, any officer, director, shareholder or Affiliate of the Company (other than salaries, bonus and commissions and employee benefits in the Ordinary Course of Business under Plans disclosed and described on Section 3.2(q) of the COMSUL Disclosure Schedule).

           (ix) made or committed to make any capital expenditures, individually in excess of $25,000 or in the aggregate in excess of $100,000, or entered into any other material transaction outside the Ordinary Course of Business.

           (x) amended or modified in any respect any Plan (beyond any amendments and modifications reflected in true and complete copies of such Plans delivered to Superior);

           (xi) entered into any employment agreement or collective bargaining agreement or granted any increase in excess of $5,000 in the base salary of any officer of the Company or paid or committed to pay any bonus to any officer or employee outside the Ordinary Course of Business;

           (xii) changed the manner in any material respect in which the business has been conducted, including, without limitation, billing of clients or collection of accounts receivable, purchases of goods and services or payment of accounts payable;

           (xiii) changed the accounting principles, methods or practices or any change in the depreciation or amortization policies or rates; or

           (xiv) changed the relationships with any client, contractor or supplier which might reasonably be expected to result in a Material Adverse Effect.

     (h) Undisclosed Liabilities. The Company has no Liability except for (i) Liabilities set forth on the face of the Latest Balance Sheet, (ii) Liabilities which have arisen after the date of the Latest Balance Sheet (the "LATEST BALANCE SHEET DATE") in the Ordinary Course of Business (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law or arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand) and (iii) obligations to be performed after the Effective Time (but not due before or arising out of breaches prior to the Effective Time), under contracts, leases or other agreements expressly disclosed in this Agreement or on the COMSUL Disclosure Schedule.

      (i) Tax Matters. Except as set forth in Section 3.2(i) of the Comsul Disclosure Schedule:

           (i) The Company has filed all Tax Returns that it was required to file on or prior to the date hereof (taking into account any and all extensions). All such Tax Returns were correct and complete in all material respects. The Company's Liability for unpaid Taxes, whether to any governmental authority or to another Person such as under a tax sharing agreement, for all periods ending on or before the Effective Time do not exceed the amount of the Liability accruals for Taxes (excluding reserves for deferred Tax assets or deferred Tax Liabilities established to reflect timing differences between book and Tax income) on the Latest Balance Sheet adjusted for the passage of time through the Effective Time in accordance with the past practice and custom of the Company. Neither the Company, nor any of the Principal Shareholders have received written notice or have actual Knowledge of any claim made by an authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax when due except for Security Interests for ad valorem Taxes not yet delinquent.

           (ii) The Company has withheld and paid when due all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.

           (iii) Neither the Company nor any of the Principal Shareholders has Actual Knowledge of any Basis on which any taxing authority could assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any taxing authority in writing or (B) as to which any of the Principal Shareholders or the Company has actual knowledge. The Company has previously provided to Superior correct copies of all Federal, state, local, and foreign income Tax Returns filed with respect to the Company for all taxable periods beginning after December 31, 1993 and all personal property Tax Returns filed with respect to the Company for the taxable years 1996 and 1997. None of such Tax Returns have been audited, and none currently are the subject of audit, and there are no examination reports or statements of deficiencies assessed against or agreed to by the Company for such taxable periods.

           (iv) The Company has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. The Company has not made any material payments, is not obligated to make any material payments, and is not a party to any agreement that would obligate it to make any material payments that will not be deductible under Section 280G of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Sec. 897(c)(A)(ii) of the Code. Except for the leases of real or personal property by or to the Company set forth in Sections 3.2(j) and 3.2(l) of the Comsul Disclosure Schedule, the Company is not a party to any tax allocation or sharing agreement. The Company never has been a member of an Affiliated Group which filed federal income tax returns, other than a group of which the Company was the common parent. Except for Taxes in connection with the leases of real or personal property set forth in Sections 3.2(j) and 3.2(l) of the Comsul Disclosure Schedule, the Company has no Liability for Taxes owed by any Person (other than the Company), including without limitation, (A) as a transferee, assignee or other successor or (B) pursuant to a Tax sharing agreement or other contract.

           (v) The Company has not waived any statute of limitations in respect of Taxes which have not expired or agreed to any extension of time with respect to any Tax assessment or deficiency which have not expired.

      (j) Title and Condition of Properties.

           (i) No Owned Real Property. The Company does not own any real property.

           (ii) Leased Real Property. The leases listed in Section 3.2(j) of the COMSUL Disclosure Schedule (the "PROPERTY LEASES") cover the real estate leased, used or occupied by the Company which individually require annual lease payments in excess of $1,200 (and the annual rentals under all those leases below such amount does not in the aggregate exceed $10,000 annually). Each of the Property Leases is in full force and effect and the Company holds a valid and existing leasehold interest under each of such

      Property Leases. The Company has delivered or made available to Superior copies of each of the Property Leases and none of such Property Leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to Superior. The Company is not in default, and no circumstances exist which would result in such default (including upon the giving of notice or the passage of time, or both), under any of such Property Leases, and no other party thereto has the right to terminate, accelerate performance under or otherwise modify any of such leases. To the Knowledge of the Company and the Principal Shareholders, no lessor under any such lease is in default under any of such leases in its duties to the lessee. The Company has not assigned, transferred, conveyed, subjected to a Security Interest, or otherwise encumbered any interest in any of the Property Leases.

           (iii) Title to Assets. The Company owns valid title, free and clear of all Security Interests, to all of the personal property and assets reflected on the Latest Balance Sheet or acquired after the Latest Balance Sheet Date, except for (1) assets with an aggregate original purchase price of less than $10,000 in the aggregate which have been disposed of to non-affiliated third parties since the Most Recent Fiscal Year End in the Ordinary Course of Business, (2) Security Interests securing liabilities reflected on the Latest Balance Sheet and (3) Security Interests for current Taxes not yet delinquent.

           (iv) Condition and Sufficiency of Assets. The Company's computer hardware, equipment and other tangible personal property and assets are in good condition and repair, except for ordinary wear and tear not caused by neglect, and are useable in the Ordinary Course of Business. The personal property and assets shown on the Latest Balance Sheet or acquired after the Latest Balance Sheet, the lease rights under the Property Leases and leases of personal property and the Intellectual Property owned or used by the Company under valid license, collectively include all assets necessary to the conduct of the Company's business as presently conducted.

     (k) Intellectual Property. Section 3.2(k) of the Company Disclosure Schedule sets forth all of the Company's right, title and interest in and to all patents, copyrights, trade secrets, trademarks, tradenames, service marks, logos, secret processes, formulas, methods, information, know-how and other intellectual properties and proprietary information and the tangible media on which such items are embodied (collectively, the "PROPRIETARY RIGHTS"). There are no claims or demands, and, to the Knowledge of the Company and the Principal Shareholders, no reasonable basis for any such claim or demand, of any Person that any of the Proprietary Rights or any processes or equipment used by the Company, or any provision of the Company's services by it or others, and no software or other proprietary rights or intellectual property developed by the Company, infringes or conflicts in any way with any copyright, patent, trademark, service mark, trade name, trade secret, license, application or other right of any other Person, or makes unauthorized use of any secret process, formula, method, information, know-how or any other proprietary information, including, without limitation, any software or software documentation, of any other Person. The Company owns all right, title and interest in and to the Proprietary Rights, other than the computer software listed on Section

3.2(k) of the Company Disclosure Schedule which is not expressly denominated "OWNED SOFTWARE," as to which the Company has a valid license. All of the Company's interests in the Proprietary Rights are free and clear of all liens and other encumbrances, and are not currently being challenged or, to the Knowledge of the Principal Shareholders or the Company, infringed in any way or involved in any pending legal or administrative proceedings before any court or governmental agency. No current licenses for the use of any such rights have
been granted by the Company to any third        parties, and none of the
Proprietary Rights is being used by any other Person.

     (l) Contracts. (i) Section 3.2(l)(i) of the COMSUL Disclosure Schedule lists each of the twenty (20) largest current customers of the Company (based on gross revenue from January 1, 1995 through December 31, 1996) and existing contracts with such customers under which the Company is providing services as of June 30, 1997. Except for those Contracts set forth on Sections 3.2(1)(i) and 3.2(l)(ii)(D) of the COMSUL Disclosure Schedule (the "MATERIAL FIXED RATE ENGAGEMENTS"), the Company is not a party to any fixed fee or capped price contracts or engagement arrangements involving, to the Knowledge of the Company and the Principal Stockholders, original contract amounts in excess of $100,000, nor does the Company have any outstanding offers, bids or proposals to perform any services on a fixed fee or capped basis exceeding such amount. Sections 3.2(1)(i) and 3.2(l)(ii)(D) of the COMSUL Disclosure Schedule identify each Material Fixed Rate Engagement and set forth the amount of fees uncollected with respect thereto as of June 30, 1997. Section 3.2(1)(i) of the Disclosure Schedule also sets forth the amount, to the Knowledge of the Company and the Principal Shareholders, of client payments to the Company through the June 30, 1997 with respect to services not yet performed by the Company ("PRE-COLLECTED REVENUE");

     (ii) Section 3.2(ii) of the COMSUL Disclosure Schedule also lists each of the following contracts, agreements, and other written arrangements to which the Company, as of June 30, 1997, is a party:

                  (A)  any written arrangement (or group of
                       related written arrangements) for the lease of personal property from or to third parties with annual payments exceeding $25,000 (and the aggregate amount of all leases for personal property does not exceed $100,000);

                  (B)  any written arrangement concerning a
                       partnership or joint venture;

                  (C)  any written arrangement (or group of
                       related written arrangements) under which the Company has (A) created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness for borrowed money or lease obligations in excess of $25,000 or (B) imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                  (D) each client service contracts and engagements under which the Company's work is not yet complete and which has produced or, during the period beginning March 31, 1997 and ending December 31, 1997, is expected to produce revenue in excess of $100,000;

                  (E)  any written arrangement concerning
                       confidentiality or any written arrangement concerning non-competition other than written arrangements with clients that require the Company to maintain confidentiality with respect to confidential information obtained by the Company from such client relating to such client's business;

                  (F)  any written arrangement not disclosed
                       in the COMSUL Disclosure Schedule pursuant to any other provision in this Section 3.2 under which the consequences of a default or termination could have a Material Adverse Effect on the Company;

                  (G)  any written contracts covered in
                       Section 3.2(p) for the employment by the Company of any officer, individual employee or other Person on a full time, part time or consulting basis, and any written contract for the engagement by the Company of any consultants or independent contractors;

                  (H)  any guaranty of any obligation for
                       borrowed money or otherwise, other than endorsements made for collection in the Ordinary Course of Business, or any agreement or commitment with respect to the lending or investing of funds to or in other Persons;

                  (I)  without duplication of subparagraph
                       (A) and Section 3.2(j)(ii) above, any contract or group of related contracts with the same party (or group of related parties) for or relating to the purchase of products or services by the Company, either (X) which is not terminable by the Company on sixty (60) days or less notice or (Y) under which the undelivered balance of products and services has a selling price in excess of $25,000;

                  (J)  any written agreement with any
                       employee, the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction of the nature contemplated by this Agreement involving the Company; and

                  (K)  any written agreement or Plan the
                       benefits of which will be increased or accelerated by the occurrence of the transactions contemplated by this Agreement.

     (iii) The Company has delivered or otherwise made available to Superior a copy of each written arrangement (including all amendments thereto) listed in
Section 3.2(l) of the COMSUL Disclosure Schedule. With respect to each written arrangement so listed: (A) the written arrangement is legal, valid, binding, enforceable against the Company (and to the Knowledge of the Company and the Principal Shareholders, the other parties thereto), in each case except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganizations, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors generally and by general equitable principles, and in full force and effect; (B) the written arrangement will continue to be legal, valid, binding, and enforceable, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganizations, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors generally and by general equitable principles, and in full force and effect on identical terms immediately after the Effective Time; (C) neither the Company (nor, to the Knowledge of the Company and the Principal Shareholders, any other party) is in material breach or default (including, with respect to any express or implied warranty), and no event has occurred which with notice or lapse of time or both would constitute a material breach or default or permit termination, modification, or acceleration, under the written arrangement, except for any breaches, defaults, terminations, modifications or accelerations which have been cured or waived; and (D) no party has repudiated any provision of any such written arrangement. The Company is not a party to any oral contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed in the COMSUL Disclosure Schedule under the terms of this Section 3.2(l). Copies of the general forms of client engagement and services used by the Company have been delivered to Superior.

     (m) Notes and Accounts Receivable. All notes and accounts receivable of the Company are reflected properly on its books and records, such receivables are valid receivables subject to no set-offs or counterclaims, are collectible in the aggregate amount shown, and will be collected at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Latest Balance Sheet, as adjusted for operations and transactions through the Effective Date in accordance with the past custom and practice of the Company. Set forth in Section 3.2(m) of the COMSUL Disclosure Schedule is the Company's accounts receivable aging report as of June 30, 1997.

     (n) Powers of Attorney; Bank Accounts. There are no outstanding powers of attorney executed by or on behalf of the Company. Section 3.2(n) of the COMSUL Disclosure Schedule lists each bank account and credit arrangement maintained by the Company (together with relevant account information, authorized signatories and account users).

     (o) Litigation. Section 3.2(o) of the COMSUL Disclosure Schedule sets forth each instance in which the Company (i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction or charge or (ii) is a party to or, to the Knowledge of any of the Principal Shareholders or the Company, is threatened to be made a party to, any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any Federal, state, local, or foreign jurisdiction or before any arbitrator. None of the charges, complaints, actions, suits, proceedings, hearings, and investigations set forth in Section 3.2(o) of the COMSUL Disclosure Schedule could reasonably be expected to result in any Material Adverse Effect. None of the Principal Shareholders or the Company has any Knowledge of any Basis on which such charge, complaint, action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company.

      (p) Employees; Employment Matters.

           (i) No key employee or group of employees (including, without limitation, any branch manager) has informed the Company or any of the Principal Shareholders of any plans to terminate their employment with the Company generally or as a result of the transactions contemplated hereby or otherwise. The Company is not a party to or bound by any collective bargaining agreement, and the Company has not experienced any strikes, grievances, other collective bargaining disputes or, to the Knowledge of any of the Principal Shareholders or the Company, claims of unfair labor practices. Neither the Company nor any of the Principal Shareholders has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

           (ii) Section 3.2(p) of the COMSUL Disclosure Schedule contains a true, correct and complete list setting forth the names and current salaries or rates of compensation and current bonus plans and bonus compensation structure of all current employees of the Company and current independent contractors who render services to the Company on more than a single occasion. Except as disclosed on Section 3.2(p) of the COMSUL Disclosure Schedule, the Company has no unsatisfied Liability to any previously terminated employee or independent contractor. The Company has disclosed all written employee handbooks, policies, programs and arrangements to Superior.

           (iii) All employees of the Company are employed on an at will basis.

           (iv) Except as disclosed in Section 3.2(p)(iv) of the COMSUL Disclosure Schedule, the Company has complied in all material respects with all applicable laws relating to labor, including, without limitation, any provisions thereof relating to wages, termination pay, vacation pay, fringe benefits, collective bargaining and the payment and/or accrual of the same.

           (v) Each Person whom the Company has retained as an independent contractor during the past five years qualifies, as an independent contractor and not as an employee of the Company, under the Code and all applicable state laws. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby shall cause the Company to be in breach of any agreement with any employee, contractor or consultant or cause the Company to be liable to pay any severance or other amount to any employee, contractor or consultant of the Company.

      (q) Employee Benefit Plans.

           (i) All Plans are listed and briefly described in Section 3.2(q) of the COMSUL Disclosure Schedule. Each Plan is in material compliance with its terms and with ERISA and other applicable laws (including, without limitation, compliance in all material respects with the health care continuation requirements of COBRA and any state insurance continuation laws, where applicable) and all agreements and instruments applicable to any Plan. Section 3.2(q) of the COMSUL Disclosure Schedule sets forth each former employee of the Company entitled to COBRA benefits and the remaining period of such benefits. The Company and each applicable ERISA Affiliate of the Company have received favorable determination letters as to the qualification under the Code of each Plan that is intended to qualify under Section 401(a) of the Code, and there have been no Plan amendments or other developments since the date of such determination letters which would cause the loss of such qualified status. No material violation of ERISA has at any time occurred in connection with the administration of any of the Plans, and there are no actions, suits, or claims (other than routine, non-contested claims for benefits) pending or threatened against the Plans, or any administrator or fiduciary thereof, which could result in any Liability. The Company has made available to Superior true and correct copies of all written (and accurate summaries of all oral) Plans.

           (ii) With respect to all present Plans, the Company and all ERISA Affiliates of the Company have heretofore delivered to Superior true and complete copies of each of the following (including descriptions of vacation, severance pay, sickness, and separation policies):

                 (A) the Plan documents (and any applicable trust agreement or insurance contract);

                 (B) the most recent Internal Revenue Service determination letter relating to each of the Pension Plans, if any;

                 (C) the summary plan description (as currently in effect) and any summary of material modification for each of the Plans, if any;

                 (D) the most recent Annual Report (Form 5500 Series), and
            accompanying schedules, filed for each of the Plans, if any, and the most recent summary annual report furnished for each of the Plans;

                 (E) the latest financial statements for each of the Plans; and

                 (F) all documents filed with the Internal Revenue Service or
            Department of Labor since January 1, 1991, if any.

There is and has been no material violation of ERISA known to the Company or any ERISA Affiliate of the Company with respect to the filing of applicable reports, documents, and notices regarding such past or present Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of such Plans.

           (iii) Each Plan is maintained by the Company or any ERISA Affiliate of the Company under a plan document which does not provide for other participating employers except for the Company or any ERISA Affiliate of the Company and no Plan provides or has provided credit with respect to service other than with the Company or any ERISA Affiliate of the Company.

           (iv) Neither the Company nor any ERISA Affiliate of the Company nor any of their employees, shareholders, or directors have engaged in any transaction in connection with which any of them would be subject either to a civil penalty assessed pursuant to Section 502 of ERISA or a tax imposed by Section 4975 of the Code.

           (v) None of the assets of any of the Plans is or has been invested in any property constituting employer real property or any employer security within the meaning of Section 407(d) of ERISA.

           (vi) No Plan that was a pension plan as defined in Section 3(2) of ERISA or trust created under any such Plan has, since September 2, 1974, been terminated in whole or in part.

           (vii) Full payment as of the Effective Time will have been made of all amounts which the Company and any ERISA Affiliate of the Company are required, under the terms of all Plans, to have paid as contributions to such Plans as of the last day of the most recent fiscal year prior to the Effective Time.

           (viii) The execution and performance of this Agreement will not constitute a stated triggering event under any Plan or employment agreement that will result in any payment (whether of severance pay or otherwise) becoming due to any employee of the Company or ERISA Affiliate.

           (ix) Neither the Company nor any ERISA Affiliate provides, nor have they at any time provided, coverage under any welfare plan (as defined in Section 3(l) of ERISA) (including, but not limited to, life insurance, disability, medical, dental, prescription drugs, or accidental death or dismemberment) to any of their retirees, other than any continuation or conversion coverage which any such retiree may have purchased at his own expense.

           (x) Neither the Company nor any ERISA Affiliate has ever maintained, had an obligation to contribute to, contributed to, or incurred any liability with respect to, a pension plan that is or was subject to Title IV of ERISA or Section 412 of the Code.

     (r) Licenses, Permits and Approvals. The Company has all regulatory licenses, permits and approvals necessary to the conduct of the Company's business in all material respects in accordance with past practices. To the Knowledge of each of the Company and the Principal Shareholders, all such licenses, permits and approvals are in full force and effect. There are no material violations by the Company of, or any claims or proceedings, pending or, to the Knowledge of any of the Principal Shareholders or the Company, threatened, challenging the validity of or seeking to discontinue, any such licenses, permits or approvals.

     (s) Unlawful Payments. To the Knowledge of each of the Company and the Principal Shareholders, no payments of either cash or other consideration have been made to any Person by the Company or any Principal Shareholder or, to the Knowledge of any of the Principal Shareholders or the Company, on behalf of the Company by any agent, employee, officer, director, shareholder or other Person, that were unlawful under the laws of the United States or any state or any other foreign or municipal government authority having appropriate jurisdiction over the Company.

     (t) Compliance with Laws. The Company is in compliance in all material respects with and has in the past complied in all material respects with, all applicable laws, rules and regulations of any Federal, state, local or foreign government or agency thereof, including without limitation, environmental laws and laws relating to labor and employment, and no notice, claim, charge, complaint, action, suit, proceeding, investigation or hearing has been received by the Company or filed, commenced or, to the Knowledge of the Company or any of the Principal Shareholders threatened against the Company alleging any violations thereof.

     (u) Suppliers and Clients. Section 3.2(u) of the COMSUL Disclosure Schedule lists all clients with whom the Company has had engagements from January 1, 1995 through June 30, 1997. Since the Latest Balance Sheet Date, no material licensor, vendor, supplier or licensee, or any client of the Company with a contract involving an amount in excess of $100,000, has canceled or otherwise reduced the scope of its engagement with the Company and, to the Knowledge of the Company or any of the Principal Shareholders, no such Person has any intention to do so, and, to the Knowledge of the Company or any of the Principal Shareholders, there are no disputes or problems or notices of dissatisfaction with or from any client of the Company and, to the Knowledge of the Company and the Principal Shareholders, the consummation of the transactions contemplated hereby shall not adversely affect any relationships with such clients.

      (v) Insurance.

           (i) Section 3.2(v) of the COMSUL Disclosure Schedule lists each insurance policy to which the Company is a party, named insured or otherwise the beneficiary of the coverage, the name, address and telephone number of the agent, the name of each covered insured, the policy number and the period of coverage, and the scope (i.e., claims made, occurrence or other basis) and amount (including a description of the method of calculating deductibles and ceilings) of coverage.

           (ii) With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby; (C) neither the Company nor, to the Knowledge of the Company or the Principal Shareholders, any other party to the policy, is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, or both, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Company has notified the agent for its professional and general liability insurance carriers as to the facts described on Section 3.2(o) of the Company Disclosure Schedule, which agent has advised the Company that it has so notified the appropriate carriers.

     (w) Warranty; Unbillable Work. All services rendered by the Company under completed contracts have been in material conformity with all applicable contractual commitments and all express and implied warranties, and the Company has no Liability for damages in connection therewith, subject only to the reserve for customer claims set forth on the face of the Latest Balance Sheet as adjusted for the passage of time through the Effective Time in accordance with the past custom and practice of the Company. The Company is not obligated to perform Unbillable services or client work in order to correct work previously performed that was incorrect or deficient or to complete work in excess of the fixed rate limit with respect to a particular project or otherwise, other than reasonable and customary efforts to maintain client satisfaction consistent with the size and scope of the particular project and consistent with maintaining the reasonable profitability of the project.

     (x) Transaction-Related Tax and Accounting Matters. Neither the Company nor any Principal Shareholder has taken or agreed to take any action, nor does the Company nor any Principal Shareholder have any Knowledge of any fact or circumstance, that would (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code (and any comparable provision of foreign, state or local law), or (ii) prevent the transactions contemplated hereby, including the Merger, from being accounted for as a pooling of interests in accordance with GAAP.

     (y) Brokers' Fees. Neither the Company nor any of the Principal Shareholders has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Superior or Acquisition could become liable or otherwise obligated.

     (z) Potential Conflicts of Interest. Except as set forth in Schedule 3.2(y) of the COMSUL Disclosure Schedule no officer, director or Principal Shareholder of the Company: (i) owns, directly or indirectly, any interest in (excepting not more than 2% stock holdings for investment purposes in securities of publicly held and traded companies) or is a director, employee or consultant of any Person which is a competitor, lessor, lessee, customer or supplier of the Company; (ii) owns, directly or indirectly, in whole or in part, any interest in Intellectual Property which the Company is using or the use of which is necessary for the business of the Company; (iii) has any loan outstanding to or any cause of action or other claim whatsoever against the Company, except for claims in the Ordinary Course of Business, such as for accrued salary, bonus, vacation pay and benefits under Benefit Plans and similar matters and agreements existing on the date hereof; (iv) has made, on behalf of the Company, any payment or commitment to pay any commission, fee or other amount to, or purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any corporation or other Person of which any officer or director of the Company, or, a relative of any of the foregoing, is a partner or shareholder (except stock holdings solely for investment purposes in securities of publicly held and traded companies).

    3.3. Representations and Warranties of Acquisition and Superior. Acquisition and Superior hereby jointly and severally represent and warrant to the Company and to each of the Principal Shareholders that the statements contained in this Section are correct and complete as of the date of this Agreement.

     (a) Organization. Superior is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

     (b) Authorization of Transaction. Each of Acquisition and Superior has all requisite corporate power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder. Without limiting the generality of the prior sentence, the Board of Directors of Superior and the Board of Directors and sole stockholder of Acquisition have duly authorized the execution, delivery and performance of this Agreement by Superior and Acquisition, respectively, and the consummation of the Merger by Acquisition. This Agreement constitutes the valid and legally binding obligation of each of Superior and Acquisition, enforceable against each of them, respectively, in accordance with its terms.

     (c) Noncontravention. Neither the execution, delivery performance of this Agreement, nor the consummation of the transactions contemplated hereby will
(i) violate or conflict in any way with any statute, regulation, law, rule or common law doctrine, (ii) violate or conflict in any way with any judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which Superior or Acquisition is subject or any provision of the respective Certificate or Articles of Incorporation, as applicable, and By-Laws of Superior and Acquisition, or (iii) conflict with, result in a breach of, constitute a default under (with or without notice or lapse of time, or both), result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any contract, agreement, lease, sublease, license, sublicense, franchise, permit, indenture, agreement for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which Superior or Acquisition is a party or by which either of them is bound or to which any of their respective assets are subject, except where such violations, conflicts, breaches, defaults or other events would not, individually or in the aggregate, result in a or impact upon the assets, business, financial condition or results of operations of Superior and its Subsidiaries, taken as a whole (a "SUPERIOR ADVERSE EFFECT") or prevent or materially delay the consummation of the transactions contemplated hereby. Neither Superior nor Acquisition is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or court, or any other Person in order for the parties to consummate the transactions contemplated by this Agreement and in order that the Merger and such transactions shall not constitute a breach or violation of, or result in a right of termination or acceleration or any encumbrance on any of Superior's assets pursuant to the provisions of, any agreement, arrangement or understanding or any license, franchise or permit,
except for the filing of the    Certificate of Merger with the California
Department.

     (d) Superior Common. Superior has taken all actions necessary to authorize and approve the issuance of the Superior Common, and as of the Effective Time the Superior Common will, when issued in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable. There are no statutory or contractual shareholders' preemptive rights or rights of refusal with respect to the issuance of the Superior Common upon consummation of the Merger.

     (e) Brokers' Fees. Neither Superior nor Acquisition has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of the Principal Shareholders is or could become liable or obligated.

     (f) Commission Filings. Superior has filed and made available to the Company and the Principal Shareholders all forms, reports and documents required to be filed by Superior with the commission under the Exchange Act and the Securities Act during the one year period ending on the date hereof (collectively, the "SUPERIOR SEC REPORTS"). The Superior SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Superior SEC Reports or necessary in order to make the statements in such Superior SEC Reports, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of Superior included in the

Superior SEC Reports (the "SUPERIOR FINANCIAL STATEMENTS") complied when filed as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and were, when filed, in accordance with the books and records of Superior, complete and accurate in all material respects, and presented fairly the consolidated financial position and the consolidated results of operations, changes in stockholders' equity and cash flows of Superior and its Subsidiaries as of the dates and for the periods indicated, in accordance with generally accepted accounting principles, consistently applied, subject in the case of interim financial statements to normal year-end adjustments and the absence of certain footnote information.

     (g) Capital Structure.

           (i) The authorized capital stock of Superior consists of 30,000,000 shares of Superior Common and 7,000,000 shares of preferred stock, par value $0.01 per share ("SUPERIOR PREFERRED STOCK"). As of June 30, 1997, 7,634,325 shares of Superior Common and no shares of Superior Preferred Stock were issued and outstanding, and 450,522 shares of Common were reserved for issuance under outstanding options. All outstanding shares of Superior's outstanding capital stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

           (ii) Except for Superior's Rights Plan and for options granted in the normal course pursuant to Superior's stock option plans and employee stock purchase plan, as described in Superior SEC Reports, and except as contemplated herein, there are no options, warrants, calls, rights, commitments or agreements of any character to which Superior or any Subsidiary of Superior is a party or by which any of them is bound obligating Superior or any Subsidiary of Superior or any securities or rights convertible into or exchangeable for any such capital stock.

     (h) No Material Adverse Changes. Since the date of the most recent Superior SEC Report, no event has occurred which has had a Superior Adverse Effect and no action, suit, claim or proceeding has been filed, or threatened, which if adversely determined, would result in a Superior Adverse Effect.

     (i) Transaction-Related Tax and Accounting Matters. Neither Superior nor Acquisition has taken or agreed to take any action, nor does Superior or Acquisition have any Knowledge of any fact or circumstance, that would (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code (and any comparable provision of foreign, state or local law), or (ii) prevent the transactions contemplated hereby, including the Merger, from being accounted for as a pooling of interests in accordance with GAAP.

                                4. - CONDITIONS

    4.1. Conditions to Obligation of Superior and Acquisition. The obligations of Superior and Acquisition to effect the Merger are also subject to satisfaction at or prior to the Effective Time of the following conditions:

     (a) The representations and warranties set forth in Sections 3.1 and 3.2 and shall be true and correct in all material respects at and as of the Effective Time;

     (b) Each of the Company and the Principal Shareholders shall have performed and complied with all of their respective covenants hereunder through the Effective Time;

     (c) The Company shall have delivered to Superior and Acquisition a certificate signed by an officer of the Company to the effect that each of the conditions set forth in Section 4.2(a), (b) and (d) are satisfied in all respects;

     (d) There shall not have been, since the Latest Balance Sheet Date, any change in or effect on the Company's assets, financial condition, operating results, customer or employee relations which results or may reasonably be expected to result, in a Material Adverse Effect;

     (e) The Company shall have delivered to Superior (i) a copy of the text of the director and shareholder resolutions by which the corporate action on the part of the Company necessary to approve this Agreement and the Merger were taken, certified by the Company's Secretary, (ii) an incumbency certificate signed by an officer of the Company certifying the signature and office of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto, (iv) a copy of the Company's Articles of Incorporation, as amended to date, certified by the California Department, and
(iii) good standing certificates for the Company, issued as of a recent date, by the Secretaries of State of California and each other jurisdiction in which the Company is required to be qualified to do business;

     (f) Each of the Principal Shareholders and other key Company employees identified by Superior shall have entered an employment agreement with the Company and Enterprise Consulting Group, Inc., a Michigan corporation and wholly-owned subsidiary of Superior ("ENTERPRISE"); in form and substance acceptable to Superior (the "EMPLOYMENT AGREEMENTS"), and as of the Effective Time each of the Employment Agreements shall be in full force and effect;

     (g) Superior and Acquisition shall have received from Fulbright & Jaworski L.L.P., counsel to the Company and the Principal Shareholders, a satisfactory opinion as to legal matters, addressed to Superior and Acquisition and dated as of the Effective Time;

     (h) The Company shall not have received any demands for appraisal with respect to the Merger under Article 1300 of the CGCL from any shareholders holding in the aggregate 7% or more of the Company Shares Deemed Outstanding;

     (i) Superior shall have received an opinion or other advice, in form and substance reasonably satisfactory to Superior, from its accounting professionals, that the Merger may be accounted for as a "pooling of interests," in accordance with generally accepted accounting principles and all rules, regulations and policies of the SEC;

     (j) The Company shall have delivered to Superior and Acquisition certificates, in form and substance reasonably satisfactory to Superior, signed by the Secretary of the Company, dated as of the Effective Time, identifying the following documents to be delivered therewith: (i) the minute books of the Company which, to the Knowledge of the Secretary of the Company, shall contain minutes of all meetings (or consents to action in lieu thereof) of the directors and shareholders of the Company from their inception to the date thereof; (ii) the corporate seal of the Company; (iii) certified copies of the By-laws of the Company as in effect on the date thereof; (iv) all stock certificate books and stock ledger of the Company; and (v) such other documents or instruments as Superior or Acquisition may reasonably request in writing not less than two days prior to the Effective Date to carry out the intents and purposes of this Agreement, and such minute books, stock certificate books and other documents shall be complete, accurate and sufficient, to the reasonable satisfaction of Superior and its counsel;

     (k) No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any Federal, state, local or foreign jurisdiction, to which any of the Parties is a party which would prevent or inhibit the consummation of the transaction contemplated hereby or seek to impose any liability on any Party as a result of the consummation of the Merger, and all necessary regulatory approvals shall have been obtained.

     (l) Superior and each of the Principal Shareholders shall have entered into a mutually acceptable Registration Rights Agreement (the "REGISTRATION AGREEMENT"), and as of the Effective Time the Registration Agreement shall be in full force and effect;

     (m) The Company shall have procured all of the consents, if any, identified in Section 3.2(c) of the COMSUL Disclosure Schedule;

     (n) The Existing Company Documents shall have terminated by a written instrument satisfactory in form and substance to Superior and its counsel;

     (o) The respective Boards of Directors of Superior and Acquisition shall have approved this Agreement and authorized the Merger;

     (p) Superior, Acquisition, the Company and the shareholders of the Company shall have received from Sachnoff & Weaver, Ltd., a satisfactory opinion with respect to the Tax matters, addressed to Superior, Acquisition, the Company and the shareholders of the Company and dated as of the Effective Time; and

       (q) All actions and proceedings hereunder and all documents and other papers required to be delivered by the Company hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been approved by Sachnoff & Weaver, Ltd., counsel to Superior, as to their form and substance.

Superior, on behalf of itself and Acquisition, may waive any condition, in whole or in part, specified in this Section 4.1 if it executes a writing so stating at or prior to the Effective Time.

  4.2 Conditions to Obligations of the Company and the Principal Shareholders. The obligations of the Company and the Principal Shareholders to effect the Merger are subject to satisfaction at or prior to the Effective Time of the following conditions:

       (a) The representations and warranties set forth in Section 3.3 above shall be true and correct at and as of the Effective Time;

       (b) Acquisition and Superior shall have performed and complied with all of their respective covenants hereunder through the Effective Time;

       (c) Acquisition and Superior shall have delivered to the Company and the Principal Shareholders a certificate signed by an officer of Acquisition and Superior to the effect that each of the conditions specified above in Sections 4.2(a) and (b) are satisfied in all respects;

       (d) Acquisition shall have delivered to the Company and the Principal Shareholders (i) a copy of the text of the director and stockholder resolutions by which the corporate action on the part of Acquisition necessary to approve this Agreement and the Merger were taken, certified by Acquisition's corporate secretary, and (ii) an incumbency certificate signed by an officer of Acquisition certifying the signature and office of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto;

       (e) Superior shall have delivered to the Company and the Principal Shareholders (i) a copy of the text of the director resolutions by which the corporate action on the part of Superior necessary to approve this Agreement and the Merger were taken, certified by Superior's corporate secretary, (ii) an incumbency certificate signed by an officer of Superior certifying the signature and office of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto; and (iii) certificates representing shares of Superior Common and payment for fractional interests to be delivered in accordance with Section 2.9;

       (f) Superior and Acquisition shall have executed the Registration Agreement and at the Effective Time the Registration Agreement shall be in full force and effect;

     (g) The Company and the Principal Shareholders shall have received a satisfactory opinion as to legal matters from Sachnoff & Weaver, Ltd., addressed to the Company and the Principal Shareholders and dated as of the Effective Time;

     (h) No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any Federal, state, local or foreign jurisdiction, to which any of the Parties is a party which would prevent or inhibit the consummation of the transaction contemplated hereby or seek to impose any liability on any Party as a result of the consummation of the Merger, and all necessary regulatory approvals shall have been obtained;

     (i) Each Company Option shall have been converted into a Substituted Option in accordance with Section 5.1(a);

     (j) Superior, Acquisition, the Company and the shareholders of the Company shall have received from Sachnoff & Weaver, Ltd. a satisfactory legal opinion with respect to the Tax matters, addressed to Superior, Acquisition, the Company and the shareholders of the Company and dated as of the Effective Time; and

     (k) All actions and proceedings hereunder and all documents and other papers required to be delivered by Acquisition and Superior hereunder or in connection with consummation of the transactions contemplated hereby and all other related matters shall have been approved by Fulbright & Jaworski L.L.P., counsel to the Company, as to their form or substance.

Each of the Company and the Principal Shareholders may waive, in whole or in part, any condition specified in this Section 4.2 if it executes a writing so stating at or prior to the Effective Time.


                           5. - ADDITIONAL AGREEMENTS

    5.1. Company Options. At the Effective Time, each Company Option identified on Schedule 5.1 attached hereto shall be canceled and substituted with an option to acquire Superior Common (each, a "SUPERIOR OPTION") in accordance with the following provisions. Each Superior Option shall contain substantially the same terms and conditions, including vesting schedules, that were provided as of the Effective Time under the Company Option for which the Superior option was substituted (the "SUBSTITUTED OPTION"), provided that, to the extent required to enable the merger to be accounted for as a pooling of interests, the exercisability of the Superior Option may be suspended until the end of the Lock-up Period. With respect to each Superior Option granted hereunder: (i) the number of shares of Superior Common obtainable under such Superior Option will be determined by multiplying the number of shares of Company Common obtainable under the related Substituted Option by the Exchange Ratio, and rounding down to the nearest whole number and (ii) the exercise price under such Superior Option will be determined by dividing the exercise price per share in effect immediately prior to the Effective

Time under the Substituted Option by the Exchange Ratio, and rounding the exercise price thus determined to the nearest whole cent. After the Effective Time, Superior shall issue to each holder of a Substituted Option a document evidencing the foregoing cancellation and substitution by Superior with a Superior Option.

    5.2. Post-Merger Covenants. The Parties agree as follows with respect to the period following the Effective Time.

         (a) General. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification with respect to such matter under Section 5.5).

         (b) Financial Statements. The Principal Shareholders will cooperate and provide all assistance reasonably requested by Superior's independent accountants and the Company's independent accountants (including without limitation, executing any and all customary management representation letters with respect to the Company's financial statements) in connection with the preparation and delivery to Superior, if necessary, of audited financial statements and for the Company as of and for each of the fiscal years ended December 31, 1994, 1995 and 1996.

         (c) Transition. For a period of three years following the Effective Time, except upon the request or direction of Superior or its Affiliates, none of the Principal Shareholders will take any action that primarily is designed or intended to have the effect of discouraging any client, supplier, or other business partner or affiliate of the Company from maintaining the same business relationships with the Surviving Company after the Effective Time as it maintained with the Company prior to the Effective Time. From and after the Effective Time, for a period of not less than three years following the Effective Time, each of the Principal Shareholders will refer all inquiries by current or former clients (as of the Effective Time) of the Company relating to the Company's business to Superior or its Affiliates, including the Surviving Company.

         (d) Confidentiality. The Principal Shareholders recognize that in the course of performance of work for the Company, they have had access to materials and information of the Company, its subsidiaries and affiliates that constitute trade secrets and proprietary information of the Company, its subsidiaries and affiliates including, without limitation, descriptions of the Company's, its subsidiaries' and affiliates' products and services, planned products and services, business and marketing/sales plans, mergers and acquisition targets, employee compensation plans, employee medical information, the identities of suppliers, customers and prospective customers, identities of employees and prospective employees, prices and pricing policies in whatever form received by the Principal Shareholders, including, without limitation, written, voice, electronic or magnetic media or graphic display ("CONFIDENTIAL INFORMATION").

Following the Effective Time, the Principal Shareholders shall not utilize any such Confidential Information for any purpose other than the performance of their duties as an employee of the Surviving Corporation and shall not disclose any such Confidential Information to any third party so long as such Confidential Information is not otherwise published or released into the public domain by the Surviving Corporation or otherwise through no direct or indirect fault or involvement of Principal Shareholders. The Principals Shareholders shall, upon request by the Surviving Corporation, return or destroy, as directed by the Surviving Corporation, any media in which such Confidential Information is recorded. The Principal Shareholders shall also observe any restrictions with respect to the use and disclosure of the Confidential Information of each of the Surviving Corporation's clients that are specified in the Surviving Corporation's Service Agreement with such client, or that are reasonably required by such client. Each of the Principal Shareholders understand that his obligation of non-disclosure shall survive the Effective
Time and the termination of employment with the Surviving Corporation   for any
reason whatsoever.

       (e) Transfer of Superior Common.

           (i) The Principal Shareholders hereby acknowledge and agree that the Superior Common may not be transferred except pursuant to (a) a registered offering under the Securities Act (in which case all transfers shall be made in accordance with all applicable provisions of the Registration Agreement), (b) Rule 144 of the Securities and Exchange Commission (or any similar rule or rules then in force) if available, or
      (c) subject to the conditions specified in subparagraph (ii) below, any other legally available means of transfer.

           (ii) In connection with the transfer of any Superior Common (other than a transfer pursuant to a registered public offering), the holder thereof shall deliver written notice to Superior describing in reasonable detail the transfer or proposed transfer, together with an opinion of securities counsel (with such opinion and such counsel being satisfactory to Superior (or other written advice reasonably satisfactory to Superior and its transfer agent to the effect that such transfer of Superior Common may be effected without registration of such Superior Common under the Securities Act or any applicable state securities law. In addition, if the holder of Superior Common delivers to Superior such an opinion that concludes that no subsequent transfer of such Superior Common will require registration under the Securities Act or any applicable state securities law, Superior shall promptly upon such contemplated transfer deliver new Certificates for such Superior Common which do not bear the restrictive legend set forth in this Section 5.2(e). If Superior is not required to deliver new Certificates for such Superior Common not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to Superior in writing its agreement to be bound by the conditions contained in this Section .

           (iii) Each of the Principal Shareholders hereby agrees that such Principal Shareholder will not (A) take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Sections 368(a)(1)(A) and

      368(a)(2)(E) of the Code (and any comparable provision of foreign, state or local law) or prevent the Merger and transactions contemplated hereby from being accounted for as a pooling of interests under generally accepted accounting principles or (B) sell, sell options or other rights against, lend, or otherwise transfer or dispose of any shares of Superior Common obtained hereunder in violation of Rule 145 under the Securities Act. Without limiting the generality of the foregoing, each of the Principal Shareholders who is an Affiliate of the Company agrees that such Principal Shareholder will not sell, transfer or otherwise dispose of any Superior Common issued to such Principal Shareholder in the Merger until Superior has published financial results including at least thirty
      (30) days of combined operations with the Surviving Corporation (the
      period of prohibition being referred to as the    "LOCK-UP PERIOD").

     (f) Reorganization and Pooling of Interests Treatments. Superior hereby agrees that neither Superior nor any of its Affiliates (including after the Effective Time, the Company) will take any action or fail to take any action that would prevent or jeopardize the qualification of the Merger and the transactions contemplated hereunder (i) as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code (and any comparable provision of applicable foreign, state or local law), and (ii) as a "pooling of interests" for accounting purposes under GAAP. Superior will report the Merger and the transactions contemplated hereunder on all regulatory filings, Tax Returns and other relevant documents in a manner consistent with the treatment of the Merger and the transactions contemplated hereunder as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code (and any comparable provision of applicable foreign, state or local law) and as a "pooling of interests" for accounting purposes under GAAP.

     (g) Termination of Company Plans. The Company shall cause each Plan set forth on the COMSUL Disclosure Schedule to be terminated as of the Effective Time (except that the Company's 401(k) Plan shall be terminated no later than the day immediately prior to the Effective Time and participation in such Plan shall be frozen as of such date). The Company shall be liable for any and all Liabilities of the Company accrued under such Plans through the Effective Time. The Company shall terminate the employment of all of its employees effective as of 11:59 P.M., Eastern Daylight Time, on the day immediately prior to the Effective Time. Such termination shall be conducted in accordance with all applicable laws and regulations.

     (h) From and after the Effective Time, through and including the third anniversary thereof, Superior shall maintain liability insurance providing coverage for errors and omissions arising out of the services performed by the Company, including, without limitation, continuation of coverage with respect to claims relating to periods prior to the Effective Time that would have been covered by the Company's liability insurance as in effect on the Effective Time but for the termination of such policies pursuant to this Agreement ("LIABILITY INSURANCE"). Such Liability Insurance shall be similar in scope and coverage to the insurance policy in effect and maintained by the Company as of the Closing Date, which is identified and summarized on Schedule 5.5(h) attached hereto (documentation of which shall have been provided to Superior by the Company prior to the Effective Time).

     (i) With respect to the post-Closing participation of each employee of the Company in any of Superior's plans that are health, accident, sickness, or short-term or long-term disability plans or programs (collectively, the "H&D PLAN"), Superior will (i) credit all time of service with the Company as against applicable waiting periods for participation or coverage under Superior's H&D Plan, (ii) credit all time of service with the Company as against applicable restrictions and limitations for pre-existing conditions under Superior's H&D Plan, (iii) credit each employee of the Company with his or her period of service with the Company for the purpose of determining his eligibility for benefits under its H&D Plan, and (iv) recognize, in accordance with its H&D Plan, all health expenses (to the extent documented in a manner sufficient to meet the requirements of the insurance carriers under the H&D Plans) that were incurred during 1997 (but prior to the Effective Time) for purposes of satisfying any deductibles and copayment limitations (but not premiums) under the H&D Plan for the 1997 calendar year. With respect to the post-Closing participation of each employee of the Company in the 401(k) savings plan currently offered by Superior, for purposes of crediting periods of service for eligibility to participate under such plan, each employee of the Company shall be given credit for prior service with the Company for purposes of determining eligibility. In addition, each employee of the Company who has satisfied the eligibility requirements under such plan shall be entitled to participate therein on the first day of the calendar month following the Effective Time; provided, however, that, to the extent permitted under applicable law, for purposes of determining the appropriate contribution of such employee to such plan, the employee's compensation, as defined under the plan, shall be based only upon compensation earned by that employee after the Effective Time.

     (j) Each Principal Shareholder hereby (a) irrevocably agrees that he has voted and will continue to vote (or, as applicable, execute written consents with respect to) all shares of Company Common owned or controlled, directly or indirectly, by such Principal Shareholder in favor of the Merger, this Agreement and the transactions contemplated at any meeting now or hereafter held (or any written consent now or hereafter solicited) with respect to the transactions contemplated hereby, any new or subsequent meeting, consent or action of shareholders with respect to the transactions contemplated hereby, and any adjournments, recounts or recasts of any such meeting, consent or action, and (b) grants to Richard Helppie and Richard Saslow, and either of them, an irrevocable proxy, as such Principal Shareholder's agent and attorneys-in-fact (with power of reappointment), in such Principal Shareholder's name and stead, to vote (or execute written consent with respect to) all shares of Company Common owned or controlled by such Principal Shareholder, directly or indirectly, with respect to this Agreement, the Merger and the transactions contemplated hereby. The Principal Shareholders hereby acknowledge and agree that such proxy is hereby granted to such Persons in their capacities as officers of Superior in consideration of Superior's covenants under this Agreement and the benefits accruing to the Principal Shareholders hereunder, and that the proxies granted hereby are therefore irrevocable and coupled with an interest.

     (k) Superior shall on or prior to the fifth business day following the Effective time (i) cause each of the Principal Shareholders to be unconditionally released from their guarantees of the indebtedness of the Company listed on Sections 3.2(1)(ii)(C)(1) and 3.2(l)(ii)(C)(2) of the COMSUL Disclosure Schedule, and (ii) pay the amounts due and outstanding as of immediately after the Effective Time under those promissory notes identified on Sections 3.2(1)(ii)(C)(2) through 3.2(l)(ii)(C)
(11), inclusive, of the COMSUL  Disclosure Schedule.

    5.3. Waiver and Release. Each Principal Shareholder, on behalf of himself and his heirs, executors, administrators, successors and assigns (with respect to each Principal Shareholder, the "RELEASING PARTIES"), irrevocably and unconditionally waives and releases any and all rights with respect to, and releases, forever acquits and discharges each and all of the Company, the Company's shareholders, directors, officers, employees, agents and other representatives, and their respective heirs, executors, administrators, successors and assigns ("RELEASED PARTIES") with respect to, each and all claims, demands, charges, complaints, obligations, causes of action, suits, liabilities, indebtedness, sums of money, covenants, agreements, instruments, contracts (written or oral, express or implied), controversies, promises, fees, expenses (including attorneys' fees, costs and expenses), damages and judgments, at law or in equity, in contract or tort, in federal, state or other judicial, administrative, arbitration or other proceedings, of any nature whatsoever, known or unknown, suspected or unsuspected, previously, now or hereafter arising, in each case which arise out of, are based upon or are connected with facts or events occurring or in existence on or prior to the date of the Closing ("Released Claims"). Each Principal Shareholder further represents and warrants that he has not assigned or otherwise transferred any right or interest in or to any of the Released Claims. This Section 5.3 shall not apply to any of the following: (i) claims for salaries and benefits accrued in the Ordinary Course of Business through the Effective Time under the express terms of the Company's written benefit plans or (b) claims against either Superior or Acquisition for indemnification pursuant to Section 5.5(d) herein, to the extent applicable.

    5.4. Non-Competition.

     (a) In consideration of benefits to be received by the Principal Shareholders in connection with the Merger, each Principal Shareholder agrees that (for a period of three years following the Effective Time, or such longer period as may be specified in any employment agreement between such Principal Shareholder and the Surviving Corporation (the "RESTRICTED PERIOD"), such Principal Shareholder shall not recruit on his own behalf or on behalf of any third party any employees of the Surviving Corporation either directly or indirectly, specifically including, without limitation, identification of Surviving Corporation personnel to any third parties, or assisting in the recruitment or solicitation of employees of the Surviving Corporation or any of its subsidiaries or affiliates.

     (b) In consideration of benefits to be received by the Principal Shareholders in connection with the Merger, each Principal Shareholder agrees that during the Restricted Period, he will not, directly or indirectly, on behalf of himself or others, solicit business and/or perform services via direct employment or through a party other than the Surviving Corporation, its subsidiaries or affiliates, for clients of the Surviving Corporation or prospective clients of the Surviving Corporation, identified during the Restricted Period, including those of the Company, prior to the Merger. However, this prohibition from solicitation of Surviving Corporation clients shall be reduced to one year following termination of employment in the event that such Principal Shareholder's employment with the Surviving Corporation terminates pursuant to Sections 3(d) or 3(e) of the Employment Agreement of even date herewith between the Principal Shareholder and Acquisition. For purposes of defining clients and prospective clients relative to non-competition, a "client" is any entity that the Surviving Corporation (including the Company prior to the Merger) has provided services within the thirty-six (36) month period prior to the Effective Time; a "PROSPECTIVE CLIENT" is any entity that has been subject to documented sales and marketing activity, other than mass mailings, within twelve (12) months prior to the Effective Time.

     (c) In consideration of benefits to be received by the Principal Shareholders in connection with the Merger, each Principal Shareholder agrees that during the Restricted Period, he will not, directly or directly, engage in business competitive with the Surviving Corporation. However, this prohibition from Competitive Business involvement shall be reduced to one year following termination of employment in the event that such Principal Shareholder's employment with the Surviving Corporation terminates pursuant to Sections 3(d) or 3(e) of such Principal Shareholder's Employment Agreement.

     (d) The parties hereto agree that the Surviving Corporation would suffer irreparable harm from a breach of any of the covenants or agreements contained in this Section 5.4. In the event of an alleged or threatened breach by any Principal Shareholder of any of the provisions of this Section 5.4, the Surviving Corporation or its successors or assigns may, in addition to all other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (including the extension of the Restricted Period with respect to such Principal Shareholder in breach by a period equal to the length of the violation of this Section 5.4 and the Restricted Period described above will be tolled with respect to such Principal Shareholder until such alleged breach or violation is resolved). The Principal Shareholders agree that the restrictions in this Section 5.4 are reasonable protections under the circumstances of the Merger.

     (e) If, at the time of enforcement of any of the provisions of this
Section 5.4, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the Principal Shareholders agree that the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area.

     (f) The Principal Shareholders agree that the covenants made in this
Section 5.4 shall be construed as an agreement independent of any provision of this Agreement and shall survive any order of a court of competent jurisdiction terminating any other provision of this Agreement.

    5.5. Indemnification.

     (a) Survival. Survival Periods Generally. All of the representations and warranties of the Principal Shareholders contained in Sections 3.1 and 3.2 (the "COMSUL REPRESENTATIONS"), shall survive the consummation of the Merger and shall continue in full force and effect for a period of one year thereafter (the "SURVIVAL PERIOD"); provided that if upon the earlier issuance of Superior's audited financial statements for the fiscal year ended December 31, 1997, Superior in its discretion determines that all matters with respect to a particular representation have been resolved by such audit, then the Survival Period with respect to that representation shall be deemed to have expired as of the date of the audit report. All of the representations and warranties of Superior and Acquisition contained in Section 3.3 (the "SUPERIOR REPRESENTATIONS") shall survive the consummation of the Merger (regardless of any Knowledge or investigation of the Principal Shareholders or the Company) and shall continue in full force and effect until the expiration of the Survival Period. All covenants of the Parties in Article 5 of this Agreement shall survive the consummation of the Merger and shall continue in full force thereafter.

     (b) Indemnification by the Principal Shareholders. Subject to Section 5.5(c), each of the Principal Shareholders shall jointly and severally indemnify, defend and hold Superior and the Surviving Corporation, and each of their directors, officers, employees and agents (collectively, the "ACQUIRING PARTIES") harmless, from and against the entirety of any Adverse Consequences any of the Acquiring Parties may suffer, sustain or become subject to, through and after the date of the claim for indemnification, including any Adverse Consequences any of the Acquiring Parties may suffer after the end of any applicable Survival Period, resulting from, arising out of, relating to, in the nature of, or caused by: (i) any breach or inaccuracy of any representation or warranty of the Principal Shareholders or the Company in this Agreement or in the schedules or Certificates delivered by them in connection herewith (other than the representations and warranties set forth in Section 3.1 of this Agreement (the "SHAREHOLDER INDIVIDUAL REPRESENTATIONS")), (ii) any nonfulfillment or breach of any covenant or agreement on the part of the Principal Shareholders or the Company set forth in this Agreement, (iii) without limiting the generality of the foregoing, any claim by any Person asserting any ownership interest in or rights to acquire any capital stock of the Company, to the extent such ownership interest or rights are not set forth on Section 3.2(d) of the COMSUL Disclosure Schedule, (iv) without limiting the generality of Section 5.5(b)(i) and regardless of whether the matter is disclosed on the COMSUL Disclosure Schedule, any Tax Liabilities arising out of the operation of the business of the Company prior to the Effective Time, to the extent not accrued on the Latest Balance Sheet, (v) without limiting the generality of Section 5.5(b)(i), any Liability payable to any employee of the Company arising out of such employee's employment with the Company prior to his or her termination, any Liability existing under any Plan of the Company prior to the termination of such Plan or arising out of such Plan as a result of the termination of such employee by the Company in connection with the transactions contemplated hereby, or any Liability to such employee under any existing agreement or understanding between the Company or any Principal Shareholder and such employee, in each case to the extent such Liabilities are not accrued on the Latest Balance Sheet, or (vi) the costs and expense of defending any action, demand or claim by any third-party against or affecting any of the Acquiring Parties which, if true or successful, would give rise to a breach of any of the representations, warranties or covenants of the Company or the Principal Shareholders, even if such action, demand or claim ultimately proves to be untrue or unfounded. Subject to
Section 5.5(c), each Principal Shareholder shall, severally (in accordance with their respective Pro Rata Percentages) and not jointly, indemnify, defend and hold the Acquiring Parties harmless, from and against the entirety of any Adverse Consequences any of the Acquiring Parties may suffer, sustain or become subject to, through and after the date of the claim for indemnification, including any Adverse Consequences any of the Acquiring Parties may suffer after the end of any applicable Survival Period, resulting from, arising out of, relating to, in the nature of, or caused by any breach or inaccuracy of any of the Shareholder Individual Representations made by such Principal Shareholder or any covenants made by such Principal Shareholder in this Agreement. All Adverse Consequences for which the Acquiring Parties are entitled to seek indemnification under this Agreement are referred to herein as "SUPERIOR INDEMNIFIABLE LOSSES."

     (c) Certain Limits On and Provisions Relating to Principal Shareholders' Indemnification. The obligation of the Principal Shareholders to indemnify the Acquiring Parties under any provision of this Agreement shall be subject to the following:

           (i) The aggregate liability of each Principal Shareholder hereunder with respect to all Superior Indemnifiable Losses shall not exceed the product of such Principal Shareholder's Pro Rata Percentage, multiplied by the Total Transaction Value.

           (ii) No Principal Shareholder will have any obligation to indemnify the Acquiring Parties from and against any Superior Indemnifiable Losses (other than Superior Indemnifiable Losses indemnifiable (X) under Section 5.5(b)(iii), 5.5(b)(iv) or 5.5(b)(v), or (Y) with respect to a breach of any Principal Shareholder Individual Representations or the representation in Section 3.2(f)(ii), as to which this Section 5.5(c)(ii) shall not apply) until the Acquiring Parties have first suffered such aggregate Superior Indemnifiable Losses in excess of $100,000 (the "DEDUCTIBLE"), after which point the Principal Shareholders shall indemnify the Acquiring Parties for all further Superior Indemnifiable Losses; provided that no Superior Indemnifiable Losses arising under
      Section 3.2(w) will be indemnifiable or apply towards the Deductible until the aggregate Superior Indemnifiable Losses under Section 3.2(w) have exceeded $100,000 or the aggregate of Superior Indemnifiable Losses under Section 3.2(w) and Superior Indemnifiable Losses under all other provisions of the Agreement have exceeded $150,000, whichever occurs first, after which point all further Superior Indemnifiable Losses under
      Section 3.2(w) shall be indemnifiable and shall apply towards the Deductible.

           (iii) For purposes of determining liability for Superior Indemniable Losses arising out of Section 5.5(b)(i) of this Agreement, Sections 3.2(u) and (w) shall be read without reference to or benefit of the matters disclosed in Sections 3.2(u)(3)-(4) of the COMSUL Disclosure Schedule.

           (iv) No Principal Shareholder shall have any obligation to indemnify the Acquiring Parties from and against any Superior Indemnifiable Losses arising out of the breach of any of the COMSUL Representations, unless the Acquiring Parties make a written claim within the Survival Period with respect to the breach which gives rise to such Superior Indemnifiable Losses.

     (d) Indemnification by Superior. Subject to Section 5.5(e), Superior shall indemnify, defend and hold the Principal Shareholders harmless from and against the entirety of any Adverse Consequences the Principal Shareholders may suffer, sustain or become subject to, through and after the date of the claim for indemnification, including any Adverse Consequences the Principal Shareholders may suffer after the end of the Survival Period, resulting from, arising out of, relating to, in the nature of, or caused by: (i) any breach or inaccuracy of any representation or warranty of Superior or Acquisition in this Agreement or in the schedules or certificates delivered by them in connection herewith, (ii) any nonfulfillment or breach of any covenant or agreement on the part of Superior or Acquisition set forth in this Agreement, (iii) any and all Liabilities arising out of the operation of the business of the Surviving Corporation after the Closing Date, (iv) any claim brought against the Company or any of the Principal Shareholders by an employee of the Company solely and directly as a result of such employee or any Plans being terminated in connection with the Merger (but not any Liability payable to any employee of the Company arising out of such employee's employment with the Company prior to his or her termination, any Liability existing under any Plan of the Company prior to the termination of such Plan or arising out of such Plan as a result of the termination of such employee by the Company in connection with the transactions contemplated hereby, or any Liability to such employee under any existing agreement or understanding between the Company or any Principal Shareholder and such employee), (v) any claim brought against any of the Principal Shareholders by any other shareholder of the Company identified on
Schedule 3.2(d) of the COMSUL Disclosure Schedule, solely in such other shareholder's capacity as such, which arises directly as a result of the Merger and solely by reason of the fact that such Principal Shareholder was an officer and director of the Company, or (vi) subject to Section 5.5(e), the costs and expense of defending any action, demand or claim by any third-party against or affecting any of Principal Shareholders which, if true or successful, would give rise to a breach of any of the representations, warranties or covenants of Superior or Acquisition, even if such action, demand or claim ultimately proves to be untrue or unfounded. All Adverse Consequences for which the Principal Shareholders may seek indemnification under this Agreement are referred to herein as the "COMSUL INDEMNIFIABLE LOSSES."

     (e) Limits on Superior's Indemnification. The obligation of Superior to indemnify the Principal Shareholders under this Section 5.5 shall be subject to the following:

           (i) Superior will not have any obligation to indemnify the Principal Shareholders from and against any COMSUL Indemnifiable Losses (other than COMSUL Indemnifiable Losses indemnifiable under Sections 5.5(d)(iii), 5.5(d)(iv) or 5.5(d)(v), as to which this Section 5.5(e)(i) shall not apply), until the Principal Shareholders have first suffered such aggregate COMSUL Indemnifiable Losses in excess of $100,000, after which point Superior shall indemnify the
      Principal Shareholders for all further    COMSUL Indemnifiable Losses;

           (ii) Superior shall have no obligation to indemnify the Principal Shareholders from and against any COMSUL Indemnifiable Losses arising out of the breach of any of the Superior Representations unless the Principal Shareholders make a written claim within the Survival Period with respect to the breach of which gives rise to such COMSUL Indemnifiable Losses.

      (f) Matters Involving Third Parties.

           (i) If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim by such Indemnified Party for indemnification against any other Party (the "INDEMNIFYING PARTY") under this Agreement, then the Indemnified Party shall notify each Indemnifying Party thereof promptly; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent that) the Indemnifying Party is damaged thereby.

           (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of the Indemnifying Party's choice, reasonably satisfactory to the Indemnified Party, so long as (A) the Indemnifying Party notifies the Indemnified Party, within fifteen (15) business days after the Indemnified Party has given notice of the Third Party Claim to the Indemnifying Party (or by such earlier date as may be necessary under applicable procedural rules in order to file a timely appearance and response) that the Indemnifying Party is assuming the defense of such Third Party Claim and will indemnify the Indemnified Party against such Third Party Claim in accordance with the terms and limitations of this Section 5.5, and (B) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

           (iii) So long as the conditions set forth in Section 5.5(f)(ii) are and remain satisfied, then (A) the Indemnifying Party may conduct the defense of the Third-Party Claim in accordance with Section 5.5(f)(ii),
      (B) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party reasonably concludes that the counsel the Indemnifying Party has selected has an actual or potential conflict of interest), (C) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld, conditioned or delayed), (D) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which either imposes an injunction or other equitable relief upon the Indemnified Party or does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all Liability with respect thereto, and (E) the Indemnified Party shall, at the Indemnifying Party's reasonable request and at the Indemnifying Party's expense, cooperate in the defense of the matter. In the event that the conditions in Section 5.5(f)(ii) are not or become unsatisfied in the case of any Third Party Claim, then the Indemnified Party may assume control of the defense of such claim.

     (g) No Contribution. None of the Principal Shareholders shall have any right of contribution against the Surviving Corporation with respect to any Indemnifiable Losses.

     (h) Share Set Off For Unpaid Claims; Contingent Escrow. In addition to any other rights Superior may have under this Agreement or otherwise at law or in equity, Superior shall be entitled to set off the full amount of any claims for Superior Indemnifiable Losses under Section 5.5 which have theretofore been resolved against the Principal Shareholders but have not been paid ("UNPAID CLAIMS"), against any shares of Superior Common held by the Principal Shareholders, at the times and in accordance with the provisions set forth in this Section 5.5(h). Each set off shall be effected by way of the return to Superior without consideration of a number of shares of Superior Common held by the Principal Shareholders (pro rata in accordance with their respective Pro Rata Percentages) having any aggregate value (based on the Average Stock Price, the "VALUE") equal to the amount of such Unpaid Claim. Such share return may be effected by written notice to the Principal Shareholders and Superior's stock registrar, and the Principal Shareholders hereby acknowledge and agree that a copy of this Section 5.5(h) shall serve as sufficient authorization to Superior's Stock registrar to give effect to any such share return in accordance herewith. Superior shall be entitled to irrevocably set off the full amount of any Unpaid Claim promptly following the payment due date in any judgment or settlement with respect thereto. Notwithstanding the foregoing, the Principal Shareholders shall have the right to satisfy any Superior Indemnifiable Losses with either cash or through return of shares of Superior Common (valued at the Average Stock Price). On the first anniversary of the Effective Time, if there are any unresolved claims for Superior Indemnifiable Losses ("PENDING CLAIMS"), the Principal Shareholders shall deposit into escrow (pro rata in accordance with their respective Pro Rata Percentages) a number of shares of Superior Common having an aggregate Value equal to Superior's good faith estimate of the amount of such Pending Claims (but in no event exceeding $900,000 in the aggregate) pending resolution thereof. The escrow shall be maintained and administered pursuant to an Escrow Agreement among Superior, the Principal Shareholders and Harris Trust and Savings bank in the form of Exhibit A attached hereto.

    5.6. Dispute Resolution Regarding Indemnification. In the event that any dispute should arise among the Parties with respect to any claims under Section 5.5, the Parties shall first use their best efforts to resolve such dispute among themselves. If the Parties are unable to resolve the dispute within 30 calendar days after the commencement of efforts to resolve the dispute, the dispute will be submitted to arbitration in accordance with Subsection 5.7 hereof.

    5.7. Arbitration.

     (a) Either Superior or the Principal Shareholders may submit any matter referred to in Subsection 5.6 hereof to binding arbitration by notifying the other party hereto, in writing, of such dispute and submission.

     (b) Either party requesting arbitration shall serve a written demand for arbitration on the other party by registered or certified mail. The demand shall set forth a statement of the nature of the dispute, the amount involved and the remedies sought. Each party shall have the right to be represented by counsel and shall have the right to full discovery. Except as specifically provided herein, the arbitration shall be conducted by and in accordance with the commercial rules of the American Arbitration Association, and the arbitrator's ruling shall be in accordance with law and the terms of this Agreement. The arbitrator shall not have the power to amend this Agreement in any respect.

     (c) No later than twenty (20) calendar days after a demand for arbitration is served, the parties shall jointly select and appoint a disinterested person to act as the arbitrator. In the event that the parties do not agree on the selection of an arbitrator, each party shall select an arbitrator within ten
(10) days after the date on which the parties do not agree on the selection of a sole arbitrator and the two arbitrators so selected shall select a third arbitrator within ten (10) days after the parties select their arbitrators; the provisions set forth herein regarding the single arbitrator shall apply to the three arbitrators so selected. Any arbitrator designated hereunder shall not now or in the three years preceding such arbitration be an employee, consultant, officer, director or shareholder of any party hereto or any Affiliate of any Party to this Agreement or have now or in the three years preceding such arbitration any business relationship with any party hereto or any Affiliate of any party hereto.

     (d) No later than ten (10) calendar days after the arbitrator is appointed, the arbitrator shall schedule the arbitration for a hearing to commence on a mutually convenient date. The hearing shall commence no later than thirty (30) calendar days after the arbitrator is appointed and shall continue from day to day until completed.

     (e) Each Party shall direct the arbitrator to use his or her best efforts to rule on each disputed issue within 30 days after the completion of the hearings described in paragraph (c) above. The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all Parties; provided, that the arbitrator may not award any punitive damages. All rulings of the arbitrator shall be in writing, shall set forth the basis for the decision and shall be delivered to the Parties.

     (f) The prevailing party in any arbitration shall be entitled to an award of reasonable attorneys' fees incurred in connection with the arbitration and the disputed issues with respect thereto. The non-prevailing party shall pay such fees, together with the fees of the arbitrator and the costs and expenses of the arbitration. For purposes hereof, a party seeking payment of any amount in arbitration shall be deemed to be the prevailing party if it is determined that such party is entitled to receive at least 75% of the payment initially claimed by it to be due to such party in such arbitration, and the party from which such payment is sought shall be deemed to be the "prevailing party" if the other party is not so deemed to be the prevailing party.

     (g) Any arbitration pursuant to this Subsection 5.7 shall be conducted in the County of Oakland, State of Michigan. Any arbitration award may be entered in and enforced by any court having jurisdiction thereof and the parties hereby consent and commit themselves to the jurisdiction of the courts of the State of Michigan and the United States District Court for the Eastern District of Michigan, Southern Division at Detroit for purposes of the enforcement of any arbitration award.

    5.8. Miscellaneous.

     (a) Press Releases and Announcements. No Party shall issue any press release or announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation, including, without limitation, any disclosures made necessary by Superior's status as a public company (in which case the disclosing Party will advise the other Party prior to making the disclosure) and shall insofar as may be practicable reflect on such disclosure substantially all reasonable comments of the other parties.

     (b) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (c) Entire Agreement. This Agreement (including the other documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof. Without limiting the generality of the foregoing, this Agreement supersedes the letter of intent between Superior and the Company dated May 8, 1997.

     (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign this Agreement or any of such Party's rights, interests, or obligations hereunder without the prior written approval of the other Parties.

     (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (f) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) three
(3) business days after it is sent
by registered or certified mail, return receipt requested, postage prepaid,
(ii) one day after receipt is electronically confirmed, if sent by fax (provided that a hard copy shall be promptly sent by first class mail), or
(iii) one (1) business day following deposit with a recognized national overnight courier service for next day delivery, charges prepaid, and, in each case, addressed to the intended recipient as set forth below:

If to the Company:                            With a Copy To:
-----------------                             --------------

COMSUL, Ltd.                                  Fulbright & Jaworski L.L.P.
15995 North Barkers Landing - Suite 111       1301 McKinney Street - Suite 5100
Houston, Texas 77079                          Houston, Texas  77010
Fax:  (281) 597-1493                          Fax:  (713) 651-5246
Attn: President                               Attn:  Robert E. Wilson

If to the Principal Shareholders:             With a Copy To:
--------------------------------              --------------

c/o Michael Dillingham                        Fulbright & Jaworski L.L.P.
COMSUL, Ltd.                                  1301 McKinney Street - Suite 5100
15995 North Barkers Landing - Suite 111       Houston, Texas  77010
Houston, Texas 77079                          Fax:  (713) 651-5246
Fax:  (281) 597-1493                          Attn:  Robert E. Wilson
Attn: President


If to Superior or Acquisition:                With a Copy To:
-----------------------------                 --------------

Superior Consultant Holdings Corporation      Sachnoff & Weaver, Ltd.
4000 Town Center - Suite 1100                 30 South Wacker Drive - Suite 2900
Southfield, Michigan  48075                   Chicago, Illinois  60611
Fax:  (810) 386-8392                          Fax:  (312) 207-6400
Attn:  General Counsel                        Attn:  William E. Doran


Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is delivered to the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (g) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Michigan, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Michigan.

     (h) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Superior, the Company and each of the Principal Shareholders. The Company may consent to any such amendment at any time prior to the Effective Time with the prior authorization of its board of directors; provided, however, that after the Principal Shareholders have approved the Merger, no amendment may be made which would have the effect of reducing the amount of Superior Common into which any share of Company Stock will be converted in the Merger without the further approval of the Principal Shareholders (or their legal representatives) holding a majority of the outstanding shares of Company Stock outstanding immediately prior to the Effective Time. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence of such kind.

     (i) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid or unenforceable term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     (j) Expenses. Except as otherwise explicitly provided in this Agreement, each of Superior and the Principal Shareholders will bear his or its own direct and indirect costs and expenses (including fees and expenses of legal counsel, investment bankers, brokers or other representatives or consultants) incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, whether or not such transactions are consummated. If the Merger is consummated, then, the Surviving Corporation shall pay the expenses incurred by the Company in connection with the Merger and this Agreement, not to exceed $175,000. Any such expenses in excess of such amount shall be paid by the Principal Shareholders and shall not be paid or accrued by the Company or become post-Closing obligations of the Surviving Corporation. Notwithstanding the foregoing, Superior acknowledges that if the Merger is consummated, the Surviving Corporation shall pay the accounting fees and expenses incurred by the Company in connection with the preparation of the audited financial statements contemplated by Section 5.2. All premium and termination costs incurred in connection with the termination of the Company's existing insurance policies (other than the professional liability policy) shall be considered fees and expenses of the Company for all purposes of this Section 5.8(j); provided, that the Surviving Corporation gives notice of termination of such policies within five business days after the Effective Time.

     (k) Construction. The Parties have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used herein has a comparable meaning whether used in a masculine, feminine or gender-neutral form. The term "include" and its derivatives shall have the same construction as the phrase "include, without limitation," and its derivatives. The section headings contained in this Agreement are inserted for convenience or reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     (l) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     (m) Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

                           *     *     *     *     *

     IN WITNESS WHEREOF, the Parties hereto have executed this Plan and Agreement of Merger as of the date first above written.


   CMSL ACQUISITION CORP.                  COMSUL, LTD.



   By:     /s/ James T. House              By:       /s/ Michael Dillingham
           --------------------------                --------------------------
   Title:  Chief Financial Officer         Title:    Executive Vice President
           --------------------------                --------------------------


   SUPERIOR CONSULTANT
   HOLDINGS CORPORATION


   By:      /s/ James T. House
            ------------------------
   Title:   Chief Financial Officer
            ------------------------


   THE PRINCIPAL SHAREHOLDERS:
   --------------------------------


   /s/ Michael R. Dillingham
   --------------------------------
   Michael R. Dillingham


   /s/ James D. Posner
   --------------------------------
   James D. Posner


   /s/ John P. Ungar
   --------------------------------
   John P. Ungar


   /s/ Peter B. Valentine
   --------------------------------
   Peter B. Valentine